SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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United Financial Bancorp, Inc.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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March 18, 2013

Dear Stockholder:

We cordially invite you to attend the annual meeting of stockholders of United Financial Bancorp, Inc. (the “Company”). The annual meeting will be held at the Majestic Theater located at 131 Elm Street, West Springfield, Massachusetts at 2:00 p.m., local time, on April 18, 2013.

The enclosed Notice of Annual Meeting and Proxy Statement describe the formal business to be transacted at the annual meeting. During the meeting, we will also report on the operations of the Company. Directors and officers of the Company, as well as a representative of our independent registered public accounting firm, will be present to respond to any questions that you may have. Also enclosed for your review is our Annual Report to Stockholders, which contains detailed information concerning the activities and operating performance of the Company.

On behalf of the Board of Directors, we urge you to sign, date and return the enclosed proxy card as soon as possible. Your vote is important, regardless of the number of shares that you own.

Sincerely,

Richard B. Collins

Chairman, President and Chief Executive Officer

Please note that if you hold your shares in street name, to be able to vote your shares, you must instruct your broker, bank or other nominee how to vote on the election of directors. Please save us additional solicitation costs by returning your instructions today. Your vote is important.

United Financial Bancorp, Inc.

95 Elm Street

West Springfield, Massachusetts 01089

(413) 787-1700

Notice of Annual Meeting of Stockholders

On Thursday, April 18, 2013, United Financial Bancorp, Inc. will hold its annual meeting of stockholders at the Majestic Theater located at 131 Elm Street, West Springfield, Massachusetts. The meeting will begin at 2:00 p.m., local time. At the meeting, stockholders will consider and act on the following:

1.	The election of three directors to serve for a term of three years;

2.	The ratification of the appointment of Wolf & Company, P.C. as the independent registered public accounting firm for the Company for the year ending December 31, 2013;

3.	The approval of an advisory vote on the compensation of the Company’s named executive officers as disclosed in this proxy statement; and

4.	Such other matters as may properly come before the meeting.

NOTE: The Board of Directors is not aware of any other business to come before the meeting.

Stockholders of record at the close of business on March 4, 2013 are entitled to receive notice of and to vote at the meeting and any adjournment or postponement of the meeting.

Please sign and date the enclosed proxy card and return it in the enclosed postage-paid envelope. Your proxy will not be used if you attend the meeting and vote in person.

By Order of the Board of Directors

Terry J. Bennett

Corporate Secretary

West Springfield, Massachusetts

March 18, 2013

IMPORTANT: The prompt return of proxies will save the Company the expense of further requests for proxies. A self-addressed envelope is enclosed for your convenience. No postage is required if mailed within the United States.

United Financial Bancorp, Inc.

Proxy Statement

UNITED FINANCIAL BANCORP, INC.

PROXY STATEMENT

This proxy statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors of United Financial Bancorp, Inc. (the “Company” or “United Financial”) to be used at the annual meeting of stockholders of the Company. The Company is the holding company for United Bank. The annual meeting will be held at the Majestic Theater located at 131 Elm Street, West Springfield, Massachusetts on April 18, 2013 at 2:00 p.m., local time. This proxy statement and the enclosed proxy card are being first mailed to stockholders on or about March 18, 2013.

Notice of Internet Availability of Proxy Materials

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of

Stockholders to be Held on April 18, 2013

This proxy statement, including the notice of annual meeting of stockholders, and United Financial’s 2012 annual report to stockholders are each available at

http://www.ubnkproxymaterials.com.

Voting and Proxy Procedure

Who Can Vote at the Meeting

You are entitled to vote your United Financial common stock if the records of the Company show that you held your shares as of the close of business on March 4, 2013. If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered to be the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by your broker, bank or nominee. As the beneficial owner, you have the right to direct your broker, bank or other nominee on how to vote your shares by filling out the voting instruction form that accompanies your proxy materials. Your broker, bank or other nominee may allow you to provide voting instructions by telephone or the Internet. Please see the instruction form provided by your broker, bank or other nominee that accompanies this proxy statement. If you wish to change your voting instructions after you have returned your voting instruction form to your broker, bank or other nominee, you must contact your broker, bank or other nominee.

As of the close of business on March 4, 2013, 19,947,718 shares of United Financial common stock were outstanding. Each share of common stock has one vote. The Company’s Articles of Incorporation provide that record owners of the Company’s common stock who beneficially own, either directly or indirectly, in excess of 10% of the Company’s outstanding shares are not entitled to vote the shares held in excess of that 10% limit.

Attending the Meeting

If you are a stockholder as of the close of business on March 4, 2013, you may attend the meeting. However, if you hold your shares in street name, you will need photo identification and proof of ownership to be admitted to the meeting. A recent brokerage statement or letter from a bank, broker or other nominee are examples of proof of ownership. If you want to vote your shares of United Financial common stock held in street name in person at the meeting, you will have to get a written proxy in your name from the broker, bank or other nominee who holds your shares.

Effect of Not Casting Your Vote

If you hold your shares in street name it is critical that you cast your vote if you want it to count on the election of directors (Item 1 of this Proxy Statement) or with respect to the advisory vote to approve the compensation of our named executive officers (Item 3 of this Proxy Statement). Current regulations restrict the ability of your bank or broker to vote your shares in the election of directors and other matters on a discretionary basis. Thus, if you hold your shares in street name and you do not instruct your bank or broker how to vote on the election of directors or for the advisory vote regarding the compensation of our named executive officers, no votes will be cast on your behalf. These are referred to as broker non-votes. Your bank or broker does, however, continue to have discretion to vote any uninstructed shares on the ratification of the appointment of the Company’s independent registered public accounting firm (Item 2 of this Proxy Statement).

Quorum and Vote Required

Quorum.   We will have a quorum and will be able to conduct the business of the annual meeting if a majority of the issued and outstanding shares of common stock entitled to vote is represented at the meeting. If you return valid proxy instructions or attend the meeting in person, your shares will be counted to determine whether there is a quorum, even if you abstain from voting. Broker non-votes also will be counted to determine the existence of a quorum.

Vote Required for Proposals.  In voting on the election of directors, you may vote in favor of all nominees, withhold votes as to all nominees or withhold votes as to any nominee. There is no cumulative voting for the election of directors. Directors must be elected by a plurality of the votes cast at the annual meeting. This means that the nominees receiving the greatest number of votes will be elected. Votes withheld and broker non-votes will have no effect on the vote for the election of directors.

In voting on the ratification of Wolf & Company, P.C. as the independent registered public accounting firm or on the advisory vote to approve the compensation of the Company’s named executive officers, you may vote in favor of each proposal, against each proposal or abstain from voting. To be approved, each matter requires the affirmative vote of a majority of the votes cast at the annual meeting. Abstentions and broker non-votes will have no effect on the proposals.

Voting by Proxy

This proxy statement is being sent to you by the Board of Directors of United Financial to request that you allow your shares of United Financial common stock to be represented at the annual meeting by the persons named in the enclosed proxy card. All shares of United Financial common stock represented at the meeting by properly executed, dated proxies will be voted according to the instructions indicated on the proxy card. If you sign, date and return a proxy card without giving voting instructions, your shares will be voted as recommended by the Company’s Board of Directors.

The Board of Directors recommends that you vote:

•	“FOR” each of the nominees for director;

•	“FOR” the ratification of the appointment of Wolf & Company, P.C. as the Company’s independent registered public accounting firm; and

•	“FOR” the approval of the compensation of the Company’s named executive officers.

If any matter not described in this proxy statement is properly presented at the annual meeting, the persons named in the proxy card will use their judgment to determine how to vote your shares. This includes a motion to adjourn or postpone the meeting to solicit additional proxies. If the annual meeting is postponed or adjourned, your United Financial common stock may also be voted by the persons named in the proxy card on the new meeting date, unless you have revoked your proxy. The Company does not know of any other matters to be presented at the meeting.

You may revoke your proxy at any time before the vote is taken at the meeting by advising the Secretary of the Company in writing before your United Financial common stock has been voted at the annual meeting, delivering a later dated proxy or attending the meeting and voting your shares in person. Attendance at the annual meeting will not constitute revocation of your proxy.

Participants in the United Bank or New England Bank Employee Stock Ownership Plans and the New England Bank Employees’ Savings & Profit Sharing Plan

If you participate in either the United Bank or the New England Bank Employee Stock Ownership Plan, you will receive a vote authorization form that reflects the shares you may direct the trustee to vote on your behalf under the respective plan. Under the terms of each plan, all allocated shares of United Financial common stock held by the plan are voted by the plan trustee, as directed by plan participants. All allocated shares for which no timely voting instructions are received are voted by the plan trustee in the same proportion as shares for which the trustee has received timely voting instructions, subject to the exercise of its fiduciary duties. The plan trustee will vote all shares held in the trust for which it does not receive timely voting instructions as directed by United Bank. The deadline for returning your voting instructions is April 11, 2013.

If you hold shares through New England Bank’s Employees’ Savings & Profit Sharing Plan, you will receive a vote authorization form that reflects all the shares that you may direct the plan trustee to vote on your behalf under the plan. Under the terms of the plan, you are entitled to direct the trustee how to vote the shares of United Financial common stock credited to your account in the plan. The trustee will vote all shares of United Financial common stock for which no directions are given or for which timely instructions were not received in the same proportion as shares for which the trustee received voting instructions. The deadline for returning your voting instructions is April 11, 2013.

Corporate Governance and Board Matters

Director Independence

The Board of Directors has determined that, except for Richard B. Collins and David J. O’Connor, each member of the Board of Directors is independent within the meaning of the listing standards of the Nasdaq Stock Market. Mr. Collins is not independent because he is the President and Chief Executive Officer of the Company. Mr. O’Connor is not independent as a result of the terms of the consulting agreement that the Company entered into with Mr. O’Connor in connection with the Company’s acquisition of New England Bancshares, Inc. in November 2012. In determining the independence of the directors, the Board of Directors considered transactions, relationships and arrangements between the Company and its directors that are not required to be disclosed in this proxy statement under the heading “Transactions with Related Persons,” including loans or lines of credit that the Bank has directly or indirectly made to the Company’s independent directors as follows:

Independent Director	Aggregate Loan Balances Outstanding at December 31, 2012
Carol Moore Cutting	$46,718
Carol A. Leary	408,294
Thomas P. O’Brien	95,700
Kevin E. Ross	181,696
Robert A. Stewart, Jr.	857,811
Michael F. Werenski	177,987

In determining the independence of the directors, the Board of Directors also considered the following:

•	Sponsorships, grants and tuition totaling $37,797 given to Bay Path College, of which Carol A. Leary is President;

•	Fees totaling $9,842 for advertising on Cutting Edge Broadcasting Incorporated, a radio station of which Ms. Cutting is President and General Manager;

•	Fees totaling $1,000 for appraisal services to MFC Systems, Inc., of which Michael F. Crowley is President; and

•	Grants totaling $7,500 to Youth Opportunities Upheld, Inc., a non-profit organization, of which Paula A. Aiello is Chief Financial Officer.

Board Leadership Structure and Board’s Role in Risk Oversight

One of the primary functions of the Company’s Board of Directors is to protect stockholders’ interests by providing independent oversight of management, including the Chief Executive Officer. However, the Board does not believe that mandating a particular structure, such as a separate Chairman and Chief Executive Officer, is necessary to achieve effective oversight. The Chairman of the Board has no greater nor lesser vote on matters considered by the Board than any other director, and the Chairman does not vote on any related party transaction. All directors of the Company, including the Chairman, are bound by fiduciary obligations to serve the best interests of the stockholders. Accordingly, separating the offices of Chairman and Chief Executive Officer would not serve to enhance or diminish the fiduciary duties of any director of the Company.

While the offices of Chairman of the Board and President and Chief Executive Officer are not separated, the Board has created a Lead Director office to enhance Board independence and oversight. The Lead Director is selected from the independent directors of the Company’s Board of Directors for a four-year rotation. Among other things, the Lead Director is responsible for:

•	presiding at all meetings of the Board at which the Chairman of the Board is not present, including executive sessions of the independent directors;

•	serving as liaison between the Chairman and the independent directors;

•	approving the agenda for Board meetings and approving information sent to the Board;

•	representing the Board of Directors, where appropriate, including direct communication with Company stockholders; and

•	calling meetings of the independent directors.

The Lead Director position assists the Chairman of the Board with his Board duties thereby allowing him to better focus on his responsibilities as President and Chief Executive Officer of running the Company, enhancing stockholder value and expanding and strengthening our franchise. The Lead Director participates in the annual review process for our President and Chief Executive Officer, conducting a confidential survey of our management to assess the President and Chief Executive Officer’s performance during the year. The Lead Director then meets with the Chair of the Compensation Committee to review the Chief Executive Officer’s performance. Mr. Stewart currently serves as the Lead Director. Mr. Stewart is independent under the listing requirements of the Nasdaq Stock Market.

Risk is inherent with every business, and how well a business manages risk can ultimately determine its success. We face a number of risks, including credit risk, interest rate risk, liquidity risk, operational risk, strategic risk and reputation risk. Management is responsible for the day-to-day management of risks the Company faces, while the Board, as a whole and through its committees, and with assistance from outside consultants, has responsibility for the oversight of risk management. In its risk oversight role, the Board of Directors has the responsibility to satisfy itself that the risk management processes designed and implemented by management are adequate and functioning as designed. To do this, the Chairman of the Board meets regularly with management to discuss strategy and risks facing the Company. Senior management attends the Board meetings and is available to address any questions or concerns raised by the Board on risk management and any other matters. The Chairman of the Board and independent directors work together to provide strong, independent oversight of the Company’s management and affairs through its standing committees and, when necessary, special meetings of independent directors.

Stock Ownership Guidelines

The Board of Directors of the Company believes that it is in the best interest of the Company and its stockholders to align the personal financial interests of the Company’s directors and officers with those of stockholders of the Company. In addition, the Board of Directors believes that such stock ownership demonstrates a commitment to and belief in the long-term profitability of the Company and United Bank. Finally, the Board of Directors believes the adoption of stock ownership guidelines reflects the Company’s commitment to sound corporate governance. For these reasons, the Board of Directors maintains the following Stock Ownership Guidelines for certain senior officers of the Company and the Bank and the Board of Directors of the Company:

Outside Directors	All non-executive members of the Board of Directors should own Company common stock valued at four times the average annual total Board fee paid to each outside director.

Chief Executive Officer	Our President and Chief Executive Officer should own Company common stock valued at four times his annual base salary.

Other Named Executive Officers	All other named executive officers should own Company common stock valued at three times his annual base salary.

Meetings and Committees of the Board of Directors

During 2012, the Board of Directors of the Company held 15 meetings. During 2012, no director attended fewer than 75% of the total meetings of the Board of Directors and committees on which such director served.

The Company and the Bank have standing Audit, Compensation and Governance Committees. The following table identifies these standing committees and their members as of March 4, 2013. All members of each committee are independent in accordance with the listing standards of the Nasdaq Stock Market. Each of the committees operates under a written charter that governs its composition, responsibilities and operations. Each of the charters for the committees listed above is available in the Governance Documents portion of the Investors Relations section of the Company’s web site at www.bankatunited.com.

Director	Audit Committee		Compensation Committee		Governance Committee
Paula A. Aiello(1)	X		X		X
Richard B. Collins
Michael F. Crowley(2)
Carol Moore Cutting	X		X		X
Carol A. Leary	X		X	(3)	X
David J. O’Connor
Thomas P. O’Brien(2)
Kevin E. Ross	X	(3)	X		X
Robert A. Stewart, Jr.	X		X		X	(3)
Michael F. Werenski(2)

Number of Meetings in 2012	3		7		1

(1)	The Board of Directors has designated Ms. Aiello as the Company’s audit committee financial expert.
(2)	Serves on the Directors’ Loan Committee, which meets twice a month.
(3)	Serves as Committee Chairperson.

Audit Committee.  The Audit Committee is responsible for, among other things:

•	retaining, overseeing and evaluating an independent registered public accounting firm to audit the Company’s annual financial statements;

•	in consultation with the independent registered public accounting firm and the internal auditor, reviewing the integrity of the Company’s financial reporting processes;

•	approving, in advance, the scope of the audit;

•	reviewing the financial statements and the audit report with management and the independent registered public accounting firm;

•

considering whether the provision by the external auditors of services not related to the annual audit and quarterly reviews is consistent with maintaining the independence of the registered public accounting firm;

•	reviewing earnings and financial releases and quarterly and annual reports filed with the Securities and Exchange Commission;

•	consulting with the internal audit staff and reviewing management’s administration of the system of internal accounting controls;

•	approving all engagements for audit and non-audit services by the independent registered public accounting firm; and

•	reviewing the adequacy of the audit committee charter.

Compensation Committee.  The Compensation Committee is appointed by the Board of Directors of the Company to assist the Board in developing compensation philosophy, criteria, goals and policies for the Company’s executive officers that reflect the values and strategic objectives of the Company and the Bank and that align their interests with the interests of the stockholders. The Committee reviews the performance of and annually recommends to the full Board the compensation and benefits of the Company’s executive officers (including the Chief Executive Officer). The Committee administers the Company’s compensation plans, including the equity plans, and cash incentive plans. The Committee reviews and evaluates the terms of employment and severance agreements/arrangements for executive officers, including any change of control agreements. The Committee recommends to the full Board the compensation to be paid to directors of the Company and affiliates of the Company for their service on the Board. Finally, the Committee establishes annual compensation percentage increases for all Bank staff.

Consistent with Securities and Exchange Commission disclosure requirements, the Compensation Committee has assessed the Company’s compensation programs with assistance from outside consultants and has concluded that our compensation policies and practices do not create risks that are reasonably likely to have a material adverse effect on the Company. Our senior vice president of Human Resources has also assessed the Company’s executive and broad-based compensation and benefits to determine if the provisions and operations of the programs create undesired or unintentional risks of a material nature. This risk assessment process included: (1) a review of program policies and practices; (2) a program analysis to identify risks; and (3) determinations as to the sufficiency of risk identification, the balance of potential risk to potential reward, risk control and the support of the programs and their risks to Company strategy. Although we reviewed all compensation programs, we focused on the programs with variability of payout, with the ability of a participant to directly affect payout and the controls on participant action and payout.

Based on the foregoing, we believe that our compensation policies and practices do not create inappropriate or unintended significant risk to the Company. We also believe that our incentive compensation arrangements provide incentives that do not encourage risk-taking beyond the organization’s ability to effectively identify and manage significant risks, are compatible with effective internal controls and are supported by the oversight and administration of the Compensation Committee with regard to executive compensation programs.

Governance Committee.  The Governance Committee is responsible for, among other things:

•	leading the search for individuals qualified to become members of the Board and selecting director nominees to be presented for stockholder approval;

•	reviewing and monitoring compliance with the Nasdaq Stock Market listing requirements for Board independence;

•

making recommendations to the Board regarding the size and composition of the Board and developing and recommending to the Board criteria for the selection of individuals to be considered for election or re-election to the Board; and

•	reviewing the committee structure and making recommendations to the Board regarding committee membership.

Procedures for the Recommendation of Director Nominees by Stockholders

The Governance Committee has adopted procedures for the submission of director nominees by stockholders. If a determination is made that an additional candidate is needed for the Board of Directors, the Governance Committee will consider candidates submitted by the Company’s stockholders. Stockholders can submit the names of qualified candidates for director by writing to our Corporate Secretary at 95 Elm Street, West Springfield, Massachusetts 01089. The Corporate Secretary must receive a submission not less than 90 days before the anniversary date of the mailing of the Company’s proxy materials for the preceding year’s annual meeting. The submission must include the following information:

•	a statement that the writer is a stockholder and is proposing a candidate for consideration by the Governance Committee;

•

the name and address of the stockholder making the recommendation as they appear on the Company’s books and number of shares of the Company’s common stock that are owned beneficially by such stockholder (if the stockholder is not a holder of record, appropriate evidence of the stockholder’s ownership will be required);

•

the name, address and contact information for the candidate and the number of shares of common stock of the Company that are owned by the candidate (if the candidate is not a holder of record, appropriate evidence of the stockholder’s ownership should be provided);

•	all information regarding the candidate as would be required to be included in the proxy statement pursuant to SEC Regulation 14A;

•	a statement detailing any relationship between the candidate and any customer, supplier or competitor of the Company;

•	detailed information about any relationship or understanding between the proposing stockholder and the candidate; and

•	a statement that the candidate is willing to be considered and willing to serve as a Director if nominated and elected.

Process for Identifying and Evaluating Nominees

The Governance Committee identifies nominees for the Board of Directors by first evaluating the current members of the Board of Directors willing to continue in service. Current members of the Board with skills and experience that are relevant to the Company’s business and who are willing to continue in service are first considered for re-nomination, balancing the value of continuity of service by existing members of the Board with that of obtaining a new perspective. If any member of the Board does not wish to continue in service, or if the Committee or the Board decides not to re-nominate a member for re-election, or if the size of the Board is increased, the Committee would solicit suggestions for director candidates from all Board members. In addition, the Committee is authorized by its charter to engage a third party to assist in the identification of director nominees.

Minimum Qualifications

The Governance Committee has adopted a set of criteria that it considers when it selects individuals to be nominated for election to the Board of Directors. First, a candidate must meet the eligibility requirements set forth in the Company’s Bylaws, which include an age limitation and a requirement that the candidate not have been subject to certain criminal or regulatory actions. A candidate also must meet any qualification requirements set forth in any Board or committee governing documents.

The Governance Committee would seek to identify a candidate who at a minimum satisfies the following criteria:

•	has the highest personal and professional ethics and integrity and whose values are compatible with the Company’s;

•	has had experiences and achievements that have given him or her the ability to exercise and develop good business judgment;

•	is willing to devote the necessary time to the work of the Board and its committees, which includes being available for Board and committee meetings;

•	is familiar with the communities in which the Company operates and/or is actively engaged in community activities;

•	is involved in other activities or interests that do not create a conflict with his or her responsibilities to the Company and its stockholders; and

•	has the capacity and desire to represent the balanced, best interests of the stockholders of the Company as a group, and not primarily a special interest group or constituency.

The Governance Committee will also take into account whether a candidate satisfies the criteria for “independence” under the Nasdaq Stock Market listing standards and, if a nominee is sought for service on the Audit Committee, the financial and accounting expertise of a candidate, including whether an individual qualifies as an audit committee financial expert. When identifying nominees to serve as director, the Governance Committee seeks to create a Board that is strong in its collective knowledge and has a diversity of skills and experience with respect to accounting and finance, management and leadership, vision and strategy, business operations, business judgment, industry knowledge and corporate governance.

Code of Ethics

The Company has adopted a Code of Ethics that is applicable to the officers, directors and employees of the Company, including the Company’s principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. The Code of Ethics is available on the Company’s web site at www.bankatunited.com. Amendments to and waivers from the Code of Ethics will also be disclosed on the Company’s web site.

Attendance at Annual Meeting

While the Company has no formal policy on director attendance at annual meetings of stockholders, all directors are encouraged to attend. All directors attended the 2012 annual meeting of stockholders.

Directors’ Compensation

Director Fees.  Each director is compensated by the Bank unless a Company Board or committee meeting is on a separate day from a Bank Board or committee meeting. In that case, the Company director earns the same fees as would have been paid for a Bank director or committee meeting. Each non-employee director is paid a fee of $950 per Board meeting attended, with one excused paid absence allowed (for regularly scheduled meetings only) during the course of the year. Additionally, directors are permitted one paid remote board meeting and one paid remote committee meeting each year. Each non-employee director serving on a Board committee is paid a fee of $550 ($650 for the Audit Committee) per committee meeting attended. Each non-employee director also receives a fee of $550 for attending outside workshops on topics relating to their service.

In addition to these meeting fees, each non-employee director is paid an annual retainer of $10,000. The Lead Director, the Audit Committee Chairperson, the Compensation Committee Chairperson and the Governance Committee Chairperson are also paid an additional annual retainer of $3,000, $5,000, $4,000 and $2,000, respectively.

Director Retirement Plan.  The United Bank 2007 Director Retirement Plan provides for the payment of normal retirement benefits upon the director’s separation from service on or after attainment of his normal retirement age (age 72 or age 65 with ten years of service). The normal annual retirement benefit is generally equal to 70% of the average annual director’s fees over the highest three years of a director’s final ten years of service, and is payable in ten annual installments commencing within 60 days after the director’s separation from service. If a participant has a separation from service before his normal retirement date (other than due to termination for cause, disability or death), the participant is entitled to a lesser benefit payable in ten annual installments commencing at age 65.

The amount payable will be determined by multiplying the normal retirement benefit by the director’s benefit percentage, which is 10% for each year of service, up to 100%. In the event of a separation from service due to death, disability or a change in control, a participant receives 100% of his retirement benefit. A director may elect to receive his normal retirement benefit or early termination benefit payable in a lump sum rather than ten annual installments, if such election was made before December 31, 2007, or if later, within 30 days of his initial participation in the Director Retirement Plan. As of December 31, 2012, director Ross has elected to receive his benefit in ten equal installments. All other directors have elected to receive their benefit in a lump sum. The Company’s Board of Directors has determined that, effective as of December 31, 2011, new Company directors will not be eligible for participation in the plan.

Non-Competition and Consulting Agreements.  In connection with the Company’s acquisition of New England Bancshares, Inc. in November 2012, the Bank and David J. O’Connor entered into a consulting agreement pursuant to which Mr. O’Connor will perform consulting services as the Bank may reasonably request, including providing assistance with matters relating to the integration of the businesses of the Bank and New England Bank for a period of six months following the merger. In addition, pursuant to a non-competition agreement that Mr. O’Connor entered into with the Company in November 2012, Mr. O’Connor has agreed not to compete with the Company and the Bank for a period of eighteen months following the expiration of the six-month consulting period. During such eighteen-month period, Mr. O’Connor has also agreed not to solicit or offer employment to any employee of the Company or the Bank or any of their subsidiaries or affiliates that would cause such person(s) to terminate employment and accept employment with or provide services to any business that competes with the Company or the Bank. In exchange for the consulting services, Mr. O’Connor will receive $26,668 per month for six months. In exchange for the non-competition agreement, Mr. O’Connor received a payment of $350,000 on the closing date of the merger and will receive a payment of $150,000 on the first anniversary of the closing date of the merger.

The following table sets forth for the year ended December 31, 2012 certain information as to the total remuneration we paid to our non-employee directors.

Name	Fees earned or paid in cash	Stock awards (1)(2)	Option awards (2)(3)	Change in pension value and nonqualified deferred compensation earnings	All other compensation (4)		Total

Paula A. Aiello	$32,500	$—	$—	$20,268	$1,083		$53,851
Michael F. Crowley	38,550	—	—	32,353	1,064		71,967
Carol Moore Cutting	33,100	—	—	21,321	1,064		55,485
Carol A. Leary	37,250	—	—	15,399	1,064		53,713
Thomas P. O’Brien(5)	2,050	70,633	32,698	—	—		105,381
David J. O’Connor(5)	950	70,633	32,698	—	403,335	(7)	507,616
Kevin E. Ross	38,250	—	—	29,961	1,064		69,275
Robert A. Stewart, Jr.	37,550	—	—	26,018	1,064		64,632
Thomas H. Themistos(6)	14,700	—	—	—	1,064		15,764
Michael F. Werenski	36,900	—	—	27,251	1,064		65,215

(1)	Reflects the aggregate grant date fair value of the granting of 4,750 shares of restricted stock computed in accordance with FASB ASC Topic 718, based on a per share value of $14.87, which represents the Company’s stock price on the date of grant.

(2)	The following table provides certain additional information concerning the outstanding option awards and shares of restricted stock of our non-employee directors at December 31, 2012:

Name	Unvested Restricted Stock Awards Outstanding at December 31, 2012	Unexercised Option Awards Outstanding at December 31, 2012

Paula A. Aiello	1,900	10,250
Michael F. Crowley	1,900	41,836
Carol Moore Cutting	1,900	41,836
Carol A. Leary	1,900	41,836
Thomas P. O’Brien	4,750	10,250
David J. O’Connor	4,750	10,250
Kevin E. Ross	1,900	41,836
Robert A. Stewart, Jr.	1,900	41,836
Michael F. Werenski	1,900	41,836

(3)	Reflects the aggregate grant date fair value of the granting of 10,250 stock options computed in accordance with FASB ASC Topic 718, based on a per share value of $3.19 computed using the Black-Scholes option pricing model.
(4)	Except with respect to Mr. O’Brien and Mr. O’Connor, represents the value of dividends on unvested shares of restricted stock.
(5)	Messrs. O’Brien and O’Connor were appointed to the Board of Directors on November 16, 2012 in connection with the Company’s acquisition of New England Bancshares, Inc.
(6)	Mr. Themistos retired from the Board of Directors effective April 19, 2012.
(7)	Represents payments made to Mr. O’Connor in 2012 pursuant to his non-competition and consulting agreements.

Stock Ownership

Persons and groups who beneficially own in excess of five percent of the common stock are required to file certain reports with the Securities and Exchange Commission regarding such ownership. The following table sets forth, as of March 4, 2013, the shares of common stock beneficially owned by each person who was the beneficial owner of more than five percent of the Company’s outstanding shares of common stock.

Name of Address of Beneficial Owners	Amount of Shares Owned		Percent of Common Stock Outstanding

United Bank Employee Stock Ownership Plan 95 Elm Street West Springfield, Massachusetts 01089	1,398,088	(1)	7.01%

BlackRock, Inc. 40 East 52nd Street New York, New York 10022	1,327,005	(2)	6.65%

Dimensional Fund Advisors, LP Palisades West Building One 6300 Bee Cave Road Austin, Texas 78746	1,000,955	(3)	5.02%

(1)	Based on a Schedule 13G/A filed with the Securities and Exchange Commission on February 6, 2013.
(2)	Based on a Schedule 13G/A filed with the Securities and Exchange Commission on February 5, 2013.
(3)	Based on a Schedule 13G/A filed with the Securities and Exchange Commission on February 11, 2013.

The following table provides information about the shares of United Financial common stock that may be considered to be owned by each director or nominee for director of the Company, by those executive officers of the Company named in the Summary Compensation Table and by all directors, nominees for director and executive officers of the Company as a group as of March 4, 2013. Unless otherwise indicated, none of the shares listed are pledged as security and each of the named individuals has sole voting power and sole investment power with respect to the shares shown. A person may be considered to own any shares of common stock over which he or she has, directly or indirectly, sole or shared voting or investment power. The number of shares beneficially owned by all directors, nominees and executive officers as a group totaled 7.47% of our common stock as of March 4, 2013. Each director, director nominee and named executive officer owned less than 1.0% of our outstanding common stock as of that date, except for Mr. Collins, who owned 1.55%.

Name	Number of Shares Owned (excluding options) (1)(2)		Number of Shares That May be Acquired Within 60 Days by Exercising Options	Total
Directors
Paula A. Aiello	4,894		6,150	11,044
Richard B. Collins	144,878	(3)	167,213	312,091
Michael F. Crowley	35,997		37,736	73,733
Carol Moore Cutting	22,444	(4)	37,736	60,180
Carol A. Leary	25,091		37,736	62,827
Thomas P. O’Brien	41,943	(5)	—	41,943
David J. O’Connor	75,774		—	75,774
Kevin E. Ross	22,989		37,736	60,725
Robert A. Stewart, Jr.	27,789		37,736	65,525
Michael F. Werenski	51,608	(6)	37,736	89,344
Named Executive Officers Who are Not Directors
Keith E. Harvey	60,702		108,606	169,308
Mark A. Roberts	51,596		108,606	160,202
J. Jeffrey Sullivan	54,947		108,606	163,553
Charles R. Valade	47,391	(7)	65,584	112,975
All Directors, Nominees and Executive Officers as a group (15 persons)	701,687		852,847	1,554,534

(1)	Includes shares allocated to the account of the individuals under the United Bank Employee Stock Ownership Plan, with respect to which each individual has voting but not investment power as follows: Mr. Collins—11,958 shares; Mr. Harvey—11,166 shares; Mr. Roberts—5,579 shares; Mr. Sullivan—11,143 shares; Mr. Valade—2,906 shares; and for all executive officers not individually listed in the table —9,215 shares.
(2)	Includes shares of unvested restricted stock held in trust over which the individual has voting but not investment power as follows: Ms. Aiello—1,900 shares; Mr. Collins—10,100; Mr. Crowley—1,900 shares; Ms. Cutting—1,900 shares; Ms. Leary—1,900 shares; Mr. O’Brien—4,750 shares; Mr. O’Connor—4,750 shares; Mr. Ross—1,900 shares; Mr. Stewart—1,900 shares; Mr. Werenski—1,900 shares; Mr. Roberts—5,000 shares; Mr. Sullivan—5,000 shares; and Mr. Valade—8,000 shares.
(3)	Includes 15,611 shares of common stock held by Mr. Collins’ spouse.
(4)	Includes 52 shares of common stock held by a corporation.
(5)	Includes 6,193 shares held by Mr. O’Brien’s children.
(6)	Includes 4,787 shares of common stock held by Mr. Werenski’s spouse’s individual retirement account and 208 shares of common stock held by Mr. Werenski’s spouse.
(7)	Includes 82 shares held by Mr. Valade’s spouse as custodian for their child.

Proposal 1 — Election of Directors

The Company’s Board of Directors consists of ten members. The Board is divided into three classes with three-year staggered terms, with approximately one-third of the directors elected each year. Three directors will be elected at the annual meeting to serve for a three-year term or until their respective successors have been elected and qualified. The nominees for election are Michael F. Crowley, Carol Moore Cutting and Carol A. Leary.

It is intended that the proxies solicited by the Board of Directors will be voted to elect the nominees named above. If a nominee is unable to serve, the persons named in the proxy card would vote your shares to approve the election of any substitute proposed by the Board of Directors. Alternatively, the Board of Directors may adopt a resolution to reduce the size of the Board. At this time, the Board of Directors knows of no reason why a nominee might be unable to serve.

The Board of Directors recommends a vote “FOR” the election of all of the nominees.

Information regarding the nominees and the directors continuing in office is provided below. Unless otherwise stated, each individual has held his or her current occupation for the last five years. The age indicated in each nominee’s biography is as of December 31, 2012. There are no family relationships among the directors or executive officers. The indicated period for service as a director includes service as a director of United Bank. Based on their respective experiences, qualifications, attributes and skills set forth below, the Board of Directors has determined that each current director and nominees should continue to serve as a director.

Nominees for Election of Directors

The following nominees are standing for election for terms ending in 2016:

Michael F. Crowley is President of Crowley Real Estate Appraisers, Inc., located in Wilbraham, Massachusetts. Age 54. Director since 2001.

Mr. Crowley has extensive experience in valuing commercial real estate throughout New England and is an important source of information on real estate matters for the Directors’ Loan Committee on which he serves.

Carol Moore Cutting is the owner, President and General Manager of Cutting Edge Broadcasting Incorporated, a radio station located in Northampton, Massachusetts. Age 64. Director since 2001.

Ms. Cutting is an entrepreneur and is active in both the business and civic communities in the Greater Springfield and Northampton areas. She has received numerous awards for business and civic leadership and is one of the area’s most visible minority leaders. She currently serves as the Chair of the United Bank Foundation.

Carol A. Leary is President of Bay Path College, located in Longmeadow, Massachusetts. Age 65. Director since 2001.

As the leader of a complex organization with hundreds of employees Ms. Leary brings significant executive experience to United Financial’s Board deliberations. Ms. Leary serves on the board of directors of several major area not-for-profit organizations, including serving as a member of the compensation committee for a major charitable foundation located in Company’s local community. Her extensive knowledge of community affairs helps to ensure that United Financial is able to meet community needs where appropriate.

Directors Continuing in Office

The following directors have terms ending in 2014:

Paula A. Aiello is Chief Financial Officer and Vice President of Administration for Youth Opportunities Upheld, Inc. of Worcester, and serves on the audit, finance and investment committees for the organization. She is a member of the Massachusetts Society of Certified Public Accountants, the American Institute of Certified Public Accountants and the Central Massachusetts Financial Executives Organization. Ms. Aiello served as a director of CNB Financial Corp. from July 2008 until it was acquired by United Financial in November 2009. Age 50. Director since 2009.

Ms. Aiello is a certified public accountant with public accounting experience and has the financial background to qualify as an audit committee financial expert. She currently serves on the Company’s Audit, Compensation, and Governance Committees.

Richard B. Collins is President and Chief Executive Officer of the Company and the Bank. Mr. Collins joined the Bank in 2001 as President. Mr. Collins became the Chief Executive Officer and joined the Bank’s Board of Directors in 2002 and became Chairman of the Board in 2007. Before his affiliation with the Bank, Mr. Collins was President and Chief Executive Officer of First Massachusetts Bank, N.A. Age 70. Director since 2002.

Mr. Collins’ extensive experience in the local banking industry and involvement in business and civic organizations in the communities in which the Bank serves affords the Board valuable insight regarding the business and operation of the Bank. Mr. Collins’ knowledge of all aspects of the Company’s and the Bank’s business position him well as our President and Chief Executive Officer.

Michael F. Werenski is President and Treasurer of Marion & Werenski Insurance and Real Estate Agency, Inc., located in South Hadley, Massachusetts. Age 53. Director since 1991.

Mr. Werenski currently serves on the Directors’ Loan Committee and provides the Board with critical experience in commercial and consumer real estate and insurance matters. In addition, Mr. Werenski possesses substantial small business management experience, specifically within the region in which the Company conducts its business.

The following directors have terms ending in 2015:

Thomas P. O’Brien has served as Managing Partner of O’Brien Funeral Homes, located in Forestville, Connecticut, since 1976. Prior to their acquisition by the Company, Mr. O’Brien had also served as a director of New England Bancshares since 2011 and as a director of New England Bank since 1999. Age 67. Director since 2012.

Mr. O’Brien possesses substantial small business management experience, specifically within the Connecticut markets in which the Company conducts its business.

David J. O’Connor served as President and Chief Executive Officer of New England Bancshares, Inc. from 2002 until New England Bancshares was acquired by the Company in

November 2012. Mr. O’Connor also served President and Chief Executive Officer of Enfield Federal Savings Association from 1999 until its merger with New England Bank in April 2009, at which time he became the President and Chief Executive Officer of New England Bank. Prior to the acquisition by the Company, Mr. O’Connor had also served as a director of New England Bancshares since 2002 and as a director of New England Bank since 1999. Age 66. Director since 2012.

Mr. O’Connor’s extensive experience in the local banking industry, particularly in our Connecticut market area, affords the Board valuable insight regarding the business and operation of the Bank.

Kevin E. Ross is Vice President and Treasurer of Ross Insurance Agency, Inc., located in Holyoke, Massachusetts. Mr. Ross has also served on the board of directors of many civic associations and non-profit corporations over the years. Age 60. Director since 1991.

Mr. Ross provides unique insight into the Holyoke market and its surrounding areas. Additionally, Mr. Ross provides the Board with the value of his experience in the insurance and financial services industries.

Robert A. Stewart, Jr. is President of Chase, Clarke, Stewart & Fontana, Inc., an insurance agency located in Springfield, Massachusetts. Mr. Stewart has also served on the board of directors of many civic associations and non-profit corporations and is currently a director and executive committee member of Behavioral Health Network, Inc. Age 61. Director since 1991.

Mr. Stewart provides the Board with additional expertise in matters relating to insurance and financial services.

Proposal 2 — Ratification of Independent Registered Public Accounting Firm

The Audit Committee of the Board of Directors has appointed Wolf & Company, P.C. to be the Company’s independent registered public accounting firm for 2013, subject to ratification by stockholders. A representative of Wolf & Company, P.C. is expected to be present at the annual meeting to respond to appropriate questions from stockholders and will have the opportunity to make a statement should he or she desire to do so.

If the ratification of the appointment of the independent registered public accounting firm is not approved by a majority of the votes cast at the annual meeting, other independent registered public accounting firms may be considered by the Audit Committee of the Board of Directors. The Board of Directors recommends a vote “FOR” the ratification of the appointment of the independent registered public accounting firm.

Audit and Non-Audit Fees

The following table sets forth the fees billed to the Company by Wolf & Company, P.C. for 2012 and 2011.

	2012	2011
Audit Fees(1)	$301,000	$275,000
Audit-Related Fees(2)	12,500	13,800
Tax Fees(3)	35,100	30,000
All Other Fees(4)	77,500	17,250

(1)	Includes fees paid for financial statement and internal control over financial reporting services and quarterly financial statement reviews. For 2012, also includes fees paid for services relating to the Company’s acquisition of New England Bancshares, Inc.
(2)	Includes fees paid for employee stock ownership plan audit services.
(3)	Includes fees paid for tax return preparation and tax-related compliance services.
(4)	Includes fees paid primarily for asset and liability management assessment services and, for 2012, includes $60,000 for the review of the Company’s Registration Statement on Form S-4 and the issuance of a related consent in connection with the Company’s acquisition of New England Bancshares, Inc.

Approval of Services by the Independent Auditor

The Audit Committee’s policy is to pre-approve all audit and non-audit services provided by the Company’s independent registered public accounting firm, including audit-related services, tax services and other services. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to a particular service or category of services and is generally subject to a specific budget. The Audit Committee has delegated pre-approval authority to its Chairman when expedition of services is necessary. The independent registered public accounting firm and management are required to periodically report to the full Audit Committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval, and the fees for the services performed to date.

Change in Independent Registered Public Accounting Firm

On May 19, 2011, the Audit Committee of the Company’s Board of Directors voted to dismiss Grant Thornton LLP, the independent auditors for the Company, effective upon the completion of the audit being completed under Governmental Auditing Standards it was conducting for the year ended December 31, 2010, and the issuance of its report, as required by the rules of the Department of Housing and Urban Development (“HUD”). Grant Thornton LLP completed its HUD audit and issued its report on May 27, 2011.

The audit report of Grant Thornton LLP on the consolidated financial statements of the Company for the year ended December 31, 2010 did not contain an adverse opinion or a disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope or accounting principles. During the years ended December 31, 2010 and 2009 and through the subsequent interim period preceding May 27, 2011, there were no disagreements between the Company and Grant Thornton LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of Grant Thornton LLP would have caused them to make reference thereto in their reports on the Company’s financial statements for such years.

On May 31, 2011, the Audit Committee of the Company’s Board of Directors engaged Wolf & Company, P.C. as the Company’s independent registered public accounting firm. During the years ended December 31, 2010 and 2009 and the subsequent interim period preceding the engagement of Wolf & Company, P.C. the Company did not consult with Wolf & Company, P.C. regarding: (1) the application of accounting principles to a specified transaction, either completed or proposed; (2) the type of audit opinion that might be rendered on the Company’s financial statements, and Wolf & Company, P.C. did not provide any written report or oral advice that Wolf & Company, P.C. concluded was an important factor considered by the Company in reaching a decision as to any such accounting, auditing or financial reporting issue; or (3) any matter that was either the subject of a disagreement with Wolf & Company, P.C. on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure or the subject of a reportable event.

Proposal 3 — Advisory Vote on Executive Compensation

As part of our commitment to excellence in governance and as required by federal securities laws, we are providing our stockholders with the opportunity to cast an advisory vote regarding the compensation of our named executive officers as disclosed in this proxy statement. This proposal, commonly known as a “say-on-pay” proposal, gives the Company’s stockholders the opportunity to endorse or not endorse the Company’s executive pay program and policies through the following resolution:

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, compensation tables and related narrative discussion contained in the 2013 proxy statement is hereby approved.”

At both our 2012 and 2011 annual meetings, our stockholders overwhelmingly approved the say-on-pay proposal.

As described in the “Compensation Discussion and Analysis” included in this proxy statement, we believe that our executive compensation program is designed to support the Company’s long-term success by achieving the following objectives:

•	Attracting and retaining talented senior executives;

•	Tying executive pay to Company and individual performance;

•	Supporting our annual and long-term business strategies; and

•	Aligning executives’ interests with those of the Company’s stockholders.

We urge stockholders to read the “Compensation Discussion and Analysis” and the related narrative and tabular compensation disclosure included in this proxy statement. The “Compensation Discussion and Analysis” provides detailed information regarding our executive compensation program, policies and procedures, as well as the compensation of our named executive officers.

This advisory vote on the compensation of our named executive officers is not binding on us, our Board or the Compensation Committee. However, the Board and the Compensation Committee will review and consider the outcome of this advisory vote when making future compensation decisions for our named executive officers.

The Board of Directors recommends that stockholders vote “FOR” the compensation paid to the Company’s named executive officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, compensation tables and related narrative discussion contained in this proxy statement.

Audit Committee Report

The Company’s management is responsible for the Company’s internal controls and financial reporting process. The independent registered public accounting firm is responsible for performing an independent audit of the Company’s consolidated financial statements and issuing an opinion on the conformity of those financial statements with generally accepted accounting principles. The Audit Committee oversees the Company’s internal controls and financial reporting on behalf of the Board of Directors.

In this context, the Audit Committee has met and held discussions with management and the independent registered public accounting firm. Management represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent registered public accounting firm. The Audit Committee discussed with the independent registered public accounting firm matters required to be discussed pursuant to the statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU Section 380), as adopted by the Public Accounting Oversight Board in Rule 3200T, including the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of the disclosures in the financial statements.

In addition, the Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board and has discussed with the independent registered public accounting firm the independent registered public accounting firm’s independence from the Company and its management. In concluding that the independent registered accounting firm is independent, the Audit Committee considered, among other factors, whether the non-audit services provided by the independent registered public accounting firm were compatible with their independence.

The Audit Committee discussed with the Company’s independent registered public accounting firm the overall scope and plans for their audit. The Audit Committee met with the independent registered public accounting firm, with and without management present, to discuss the results of their examination, their evaluation of the Company’s internal controls and the overall quality of the Company’s financial reporting.

In performing all of these functions, the Audit Committee acts only in an oversight capacity. In its oversight role, the Audit Committee relies on the work and assurances of the Company’s management, which has the primary responsibility for financial statements and reports, and of the independent registered public accounting firm who, in its report, expresses an opinion on the conformity of the Company’s financial statements to generally accepted accounting principles. The Audit Committee’s oversight does not provide it with an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or policies, or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee’s considerations and discussions with management and the independent registered public accounting firm do not assure that the Company’s financial statements are presented in accordance with generally accepted accounting principles, that the audit of the Company’s financial statements has been carried out in accordance with the standards of the Public Company Accounting Oversight Board or that the Company’s independent registered public accounting firm is in fact “independent.”

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board has approved, that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2012 for filing with the Securities and Exchange Commission. The Audit Committee has appointed, subject to stockholder ratification, the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2013.

Audit Committee of the Board of Directors

of United Financial Bancorp, Inc.

Kevin E. Ross, Chair

Paula A. Aiello

Carol Moore Cutting

Carol A. Leary

Robert A. Stewart, Jr.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the section entitled “Compensation Discussion and Analysis” with management of the Company. Based on this review and discussion, the Compensation Committee recommended to the Board of Directors that the “Compensation Discussion and Analysis” be included in this proxy statement.

Compensation Committee of the Board of Directors

of United Financial Bancorp, Inc.

Carol A. Leary, Chair

Paula A. Aiello

Carol Moore Cutting

Kevin E. Ross

Robert A. Stewart, Jr.

Compensation Discussion and Analysis

Overview

The following discussion provides a description of our decision making process and philosophy for compensating our named executive officers in 2012. This discussion also describes the material components of each named executive officer’s 2012 total compensation package and details the reasoning behind the decisions made. This discussion should be read together with the compensation tables for our named executive officers located in the “Executive Compensation” section of this proxy statement.

Our 2012 named executive officers were Richard B. Collins—President and Chief Executive Officer, Mark A. Roberts—Executive Vice President and Chief Financial Officer, J. Jeffrey Sullivan—Executive Vice President and Chief Operating Officer, Charles R. Valade—Executive Vice President and Chief Lending Officer and Keith E. Harvey—Former Executive Vice President and Chief Operating Officer.

Mr. Harvey retired as Executive Vice President and Chief Operating Officer of the Company effective December 31, 2012. Mr. Sullivan was appointed Executive Vice President and Chief Operating Officer effective December 31, 2012. Prior to that time Mr. Sullivan served as Executive Vice President and Chief Lending Officer. Mr. Valade was appointed Executive Vice President and Chief Lending Officer effective December 31, 2012. Prior to that time Mr. Valade served as Executive Vice President of Commercial Lending—Worcester Region.

Executive Summary

The Compensation Committee intends to provide our named executive officers with a total compensation package that is market competitive, promotes the achievement of our strategic objectives and is aligned with operating and other performance metrics to support long-term stockholder value. Consistent with the terms of its charter, the Compensation Committee reviews our executive compensation program annually to ensure that the program incorporates features that mitigate potential for risk taking. Specifically our short-term annual incentive plan was designed to include a balance of performance measures and caps on awards and can be adjusted by the Compensation Committee at any time to react to changes in market conditions and business practices. In addition to providing our named executive officers with competitive benefits, we also encourage stock ownership. In 2012, our Chief Executive Officer and our other named executive officers continued to work towards achieving their ownership and hold a meaningful interest in our common stock. See “—Stock Ownership Guidelines.”

Fiscal Year 2012 Performance

This past year was a transformational one for the Company. Most notably, we completed the acquisition of New England Bancshares in November 2012, marking an expansion of our operations into Connecticut by adding 15 branches, $744.2 million in assets, including $553.2 million in loans, and $597.0 million in deposits. All of New England Bank’s operating systems were successfully converted into United Bank’s operating platform and the integration has been accomplished seamlessly.

In addition, 2012 was notable as we:

•	achieved continued strong organic growth in our commercial loan portfolio, which totaled $1.12 billion or 61.7% of total loans at December 31, 2012;

•	maintained excellent asset quality as, even after the merger, non-performing assets totaled only 0.72% of total assets at December 31, 2012;

•	expanded our network beyond the acquisition by opening a loan production office in Glastonbury, Connecticut and a seventh full-service branch office in our Worcester region; and

•	continued to reward our shareholders by increasing our cash dividend for the seventh straight year.

Fiscal Year 2012 Compensation Decisions

We believe our 2012 executive compensation program for our named executive officers was consistent with the objectives of our compensation philosophy and with our performance. The compensation actions taken by our Compensation Committee are summarized below.

•	Base Salary. In 2012, base salary increases for our named executive officers ranged between 3% to 4% and were made to recognize each executive’s experience, performance and contributions.

•

Annual Short-term Cash Based Incentive Opportunities. As a result of our strong financial performance and the successful achievement of individual and department performance goals, our named executive officers earned payments under our 2012 Annual Incentive Plan (“2012 AIP”) which were paid in March 2013. All payouts under the 2012 AIP are subject to the plan’s clawback provision. See “—Clawback Policy” and “—2012 Annual Incentive Plan” for information on the terms and conditions of the 2012 AIP. See also “Executive Compensation—Summary Compensation Table” for the payouts made to our named executive officers under the 2012 AIP.

•

Executive Agreements. The Company extended Mr. Collins’ employment agreement through July 1, 2014 and, effective January 1, 2013, entered into restated three-year change in control agreements with Messrs. Roberts, Sullivan and Valade to place the term of all such agreements on a calendar year basis.

•

Retirement Benefits. In connection with the Compensation Committee’s review of United Bank’s retirement program as compared to its peers, the Compensation Committee recommended and the Board approved amendments to the executive supplemental retirement arrangements (“SERP”) and director retirement plan that clarify the definition of present value for purposes of determining benefits under the SERP. In addition, action was taken to terminate the United Bank Employee Stock Ownership Plan effective December 31, 2012. See “Retirement Benefits” for additional information on these retirement benefit changes.

Compensation Philosophy

Our compensation and benefits program for our named executive officers is designed to focus on motivating and retaining talented executives that can help us build our franchise and enhance long-term stockholder value. More specifically, the program is designed to accomplish the following objectives:

•	Align the interests of executives with the interests of stockholders in the creation of long-term stockholder value;

•	Tie annual and long-term cash and stock incentives to the achievement of measurable corporate and individual performance;

•	Reward executives for enhancing long-term stockholder value;

•	Balance rewards for the achievement of both short-term and long-term Company and individual objectives, while ensuring sound risk management; and

•	Attract and retain talented members of senior management.

Management and the Compensation Committee of the Board of Directors work together to ensure that our named executive officers are held accountable and rewarded for delivering superior performance and enhanced stockholder returns. The Compensation Committee believes that the compensation package offered to executives should be comparable to that offered by other banks similar in size and in our market and should have a significant component tied to measurable Company performance. See “—2012 Annual Incentive Plan” and “Executive Compensation—Outstanding Equity Grants Table.”

Elements of Our Compensation and Benefits Program

In order to achieve the objectives set forth in our Compensation Philosophy, we structured an executive compensation program that provides our named executive officers with the following:

•	Base pay;

•	Annual cash incentives;

•	Long-term equity awards; and

•	Retirement benefits.

To achieve the necessary balance, our Compensation Committee works closely with a nationally recognized, independent compensation consultant who provides us with its expertise on competitive compensation practices, helps us to benchmark our compensation program to our peers and identifies best practices in the banking industry. See “—Role of Compensation Consultant” and “—Benchmarking and Peer Group Analysis.”

In addition to the compensation components noted above, we also provide our Chief Executive Officer with an employment agreement and our other named executive officers with a change in control agreement. The specific elements of an executive’s total compensation package will vary depending upon the position and its key responsibilities. See “—Executive Agreements.”

Role of Compensation Committee

The Compensation Committee reviews all of the elements of compensation for our named executive officers annually to ensure we are competitive in the market place and that the mix of compensation and benefits accurately reflects our compensation philosophy. The Compensation Committee met seven times in 2012 and operates under a written charter that establishes its responsibilities. The Compensation Committee and Board of Directors review the charter annually to ensure that the scope of the charter is consistent with the Compensation Committee’s role. A copy of our Compensation Committee Charter can be found on our web site (www.bankatunited.com) under the “Investor Relations—Corporate Governance” tab.

When making compensation decisions for our named executive officers, the Compensation Committee considers benchmark data to understand compensation paid to similarly situated executives at companies like United Bank. We use a compensation peer group as well as industry survey sources to identify “market value.” See “—Benchmarking and Peer Group Analysis” for a list of the publicly traded financial institutions the Company uses to benchmark compensation and benefit practices for certain executives. Benchmarking compensation provides the Compensation Committee with a point of reference for measurement, but is not the determinative factor for our executive’s compensation. Our Compensation Committee also looks at internal pay equity and individual performance when making compensation decisions.

Role of Management

Management provides data, analyses, input and recommendations to the Compensation Committee through our Chief Executive Officer and Senior Vice President of Human Resources. The Compensation Committee considers our Chief Executive Officer’s evaluation of each named executive officer’s performance and recommendation of appropriate compensation. However, our Chief Executive Officer does not participate in any decisions relating to his own compensation. Our Senior Vice President of Human Resources also assists the Compensation Committee, providing support to the Compensation Committee Chair as requested.

Role of Compensation Consultant

The Compensation Committee directly retains the services of Pearl Meyer & Partners, an independent compensation consulting firm, to provide compensation data and recommendations that can be used to develop compensation programs that support our strategies as a public company. Pearl Meyer & Partners has provided consulting services in the areas of executive compensation, non-employee director compensation, short-term incentive plan design and best practices in light of the changes in the regulatory environment. Pearl Meyer & Partners also helps our Compensation Committee create a peer group of financial institutions for purposes of benchmarking total compensation for our named executive officers and non-employee directors. Pearl Meyer & Partners reviews our peer group with the Compensation Committee and our Senior Vice President of Human Resources annually to ensure the peer group continues to include financial institutions of similar size and corporate structure. See “—Benchmarking and Peer Group Analysis” for information on our 2012 peer group.

A representative from Pearl Meyer & Partners attended two meetings of the Compensation Committee in person and meets independently with the Compensation Committee Chair annually to discuss the Committee’s agenda and how Pearl Meyer & Partners will be involved.

In 2012, the Compensation Committee also worked with Arthur Warren and Associates, an independent benefits consulting firm, on changes to the benefit formulas under the executive supplemental executive retirement plans and the director retirement plan. A representative of the firm attended one meeting of the Compensation Committee in 2012.

The Compensation Committee has reviewed and concluded that our compensation consultation services comply with the new standards adopted by the Securities and Exchange Commission and by the Nasdaq Stock Market with regard to compensation advisor independence and conflicts of interest. It will continue to monitor this compliance on an ongoing basis.

Benchmarking and Peer Group Analysis

A critical element of our compensation philosophy, and a key driver of specific compensation decisions for our named executive officers, is a comparative analysis of our financial performance and our compensation mix and levels relative to a peer group of publicly traded financial institutions. Key guiding principles of our compensation philosophy are to ensure proper alignment between our performance and compensation relative to peers and enable us to attract and retain top talent by providing competitive and appropriate compensation. Each year our Senior Vice President of Human Resources reviews our peer group with the Compensation Committee and Pearl Meyer & Partners to determine if adjustments need to be made.

The following is the peer group used to set pay for 2012 for our executives. The peer group was developed in late 2011 based upon the Company’s asset size at that time ($1.6 billion). The peer group includes banks with assets ranging between $900 million and $3.2 billion (median assets of $1.6 billion) that are located in the Northeast region of the United States (excluding New York City metro areas, banks with unique business models, and banks controlled by mutual holding companies).

Alliance Financial Corporation—Syracuse, NY	First Bancorp, Inc.—Damariscotta, ME
Arrow Financial Corporation—Glen Falls, NY	Hingham Institution for Savings—Hingham, MA
Bar Harbor Bankshares—Bar Harbor, ME	Merchants Bancshares, Inc.—South Burlington, VT
Beacon Federal Bancorp—East Syracuse, NY	New Hampshire Thrift Bancshares, Inc.—Newport, NH
Berkshire Hills Bancorp, Inc.—Pittsfield, MA	Provident New York Bancorp—Montebelo, NY
Brookline Bancorp, Inc.—Brookline, MA	Rockville Financial, Inc.—Rockville, CT
Camden National Corp.—Camden, ME	SI Financial Group, Inc.—Willimantic, CT
Century Bancorp,Inc.—Medford, MA	Tompkins Financial Corporation—Ithaca, NY
Enterprise Bancorp, Inc.—Lowell, MA	Westfield Financial, Inc.—Westfield, MA
Financial Institutions, Inc.—Warsaw, NY

Due to the Company’s acquisition of New England Bancshares in late 2012, Pearl Meyer & Partners worked with the Committee to develop a new peer group based upon our post-acquisition size ($2.4 billion) which was used to set pay for 2013. The revised peer group includes banks with assets ranging between $1.3 billion and $5.0 billion (median assets of $2.5 billion). New peer group members are highlighted in bold.

Arrow Financial Corporation—Glen Falls, NY	Lakeland Bancorp, Inc.—Oak Ridge, NJ
Berkshire Hills Bancorp, Inc.—Pittsfield, MA	Merchants Bancshares, Inc.—South Burlington, VT
Brookline Bancorp, Inc.—Brookline, MA	OceanFirst Financial Corp.—Toms River, NJ
Camden National Corp.—Camden, ME	Oritani Financial Corp.—Twnshp of Washington, NJ
Center Bancorp, Inc.—Union, NJ	Provident New York Bancorp—Montebello, NY
Century Bancorp, Inc.—Medford, MA	Rockville Financial, Inc.—Rockville, CT
Enterprise Bancorp, Inc.—Lowell, MA	Sun Bancorp, Inc.—Vineland, NJ
Financial Institutions, Inc.—Warsaw. NY	Tompkins Financial Corporation—Ithaca, NY
First Bancorp, Inc.—Damariscotta, ME	Univest Corporation of Pennsylvania—Souderton, PA
First Connecticut Bancorp, Inc.—Farmington, CT	Westfield Financial, Inc.—Westfield, MA

Base Salary

Base salaries are used to reward our executives for performing the core responsibilities of their positions and to provide them with a level of security with respect to a portion of their total compensation. Base salary ranges are targeted around the median (50th percentile) of our peer group. Actual individual salaries are determined using market data provided by the consultant as reference but also with consideration of other factors, such as an executive’s qualifications, experience, position responsibilities and performance in relation to established goals.

The Compensation Committee approved the following base salary adjustments for our named executive officers for 2012 and 2013 that were intended to recognize each executive’s contribution and performance, recent promotions and to bring salaries more in line with market based upon our new asset size following the acquisition of New England Bancshares in late 2012.

Named Executive Officer	Title	2011 Base Salary	2012 Base Salary	Percent Increase in 2012	2013 Base Salary	Percent Increase in 2013
Richard B. Collins	President & CEO	$430,400	$443,300	3%	$490,300	11%
Keith E. Harvey	Former EVP & Chief Operating Officer(1)	204,100	210,200	3%	—	—
J. Jeffrey Sullivan	EVP & Chief Operating Officer(2)	204,100	210,200	3%	238,900	14%
Mark A. Roberts	EVP & Chief Financial Officer	194,800	202,600	4%	234,400	16%
Charles R. Valade	EVP & Chief Lending Office(3)	197,700	203,600	3%	217,600	7%

(1)	Mr. Harvey retired as Executive Vice President and Chief Operating Officer effective December 31, 2012.
(2)	Mr. Sullivan served as Executive Vice President and Chief Lending Officer until December 31, 2012 when he was promoted to Executive Vice President and Chief Operating Officer.
(3)	Mr. Valade served as Executive Vice President of Commercial Lending—Worcester Region until December 31, 2012 when he was promoted to Executive Vice President and Chief Lending Officer.

2012 Annual Incentive Plan

The United Bank 2012 Annual Incentive Plan (the “2012 AIP”) is designed to recognize and reward employees for their collective contribution to our success. All employees of the Company and its affiliates participated in the 2012 AIP, including our named executive officers.

Our 2012 AIP measures both Company performance and individual/department performance to determine payouts under the plan. Bank goals have a weighting ranging between 70% and 75% and individual/department goals have a weighting ranging between 25% and 30% of each participant’s potential payout. In 2012, the Company performance measures included earnings per share, core deposit growth and total non-interest expense. The individual performance/department measures were specific to each participant’s job (e.g., strategic growth, credit quality and regulatory compliance). See “—2012 AIP Payouts” for a description of the Company and individual/department performance goals.

In 2012, each AIP participant had a target incentive opportunity based on competitive market practice for his/her position in the Bank. Each participant’s incentive opportunity is represented as a percentage of base salary. Actual incentive payouts, however, vary each year based on a combination of Company, division, and/or individual performance. The table below summarizes the incentive payout opportunities for 2012:

Position	2012 Incentive Opportunity (as a Percent of Base Salary)
	Threshold Incentive Opportunity	Target Incentive Opportunity	Stretch Incentive Opportunity
President and Chief Executive Officer	10.5%	21.0%	31.5%
Other Named Executive Officers	8.75%	17.5%	26.25%

The 2012 AIP was administered by the Compensation Committee with the assistance of the Human Resources Department. Under the 2012 AIP, the Compensation Committee had sole discretion to adjust payouts in the event of a change in market conditions, regulations or the Company’s business model. The Compensation Committee used scorecards which outlined each participant’s Company and individual/department goals to evaluate their performance under the 2012 AIP. All incentive payouts earned under the 2012 AIP are subject to the plan’s clawback provision. See “—Clawback Policy.”

The 2012 AIP includes an individual performance modifier that allows the Compensation Committee to adjust the overall incentive payout (+/- 10%) to recognize other performance factors and contributions a participant has made during the plan year towards the Company’s success. The individual performance modifier is based upon a recommendation from either the Chief Executive Officer (for the named executive officers) or the Compensation Committee (for the Chief Executive Officer).

2012 AIP Payouts

The following charts summarize the 2012 AIP payouts made to each of the participating named executive officers. The charts set forth each officer’s incentive goals, which include Company financial performance measures and the functional performance goal. Information is also provided on threshold, target and stretch levels for measuring the Company performance and the weight given to each performance goal. The charts further illustrate the Company’s actual performance under the noted measures and the corresponding payout. All dollar amounts listed in the charts are in millions, with the exception of the amounts listed under Expense Control. For 2012, the Compensation Committee used its discretion to positively adjust the named executive officers’ incentives (except Mr. Harvey) using the plan’s individual performance modifier. Adjustments ranged between 7.5% and 8%. Each officer’s performance scorecard notes how the performance modifier was applied to his payout. The adjustments reflected the officers’ significant contributions to the successful completion of the New England Bancshares transaction.

President and Chief Executive Officer

	Performance Goals				Payment Range as a Percentage of Base Salary			Actual Achievement
Bank Measure	Weight	Threshold	Target	Stretch	Threshold	Target	Stretch	Actual Performance	Percentage of Target Achievement	Actual Payout
Earnings Per Share	50.0%	$0.62	$0.78	$0.93	5.250%	10.500%	15.750%	$0.83	117%	$54,304
Core Deposit Growth	15.0%	7.49%	9.36%	11.23%	1.575%	3.150%	4.725%	8.93%	89%	$12,358
Non-Interest Expense	10.0%	$49,998	$45,453	$40,907	1.050%	2.100%	3.150%	$43,998	116%	$10,799
Strategic Initiative(1)	25.0%				2.625%	5.250%	7.875%	150%	150%	$34,910

Total	100.0%				10.500%	21.000%	31.500%			$112,372
								Individual Plan Modifier	+8%	$9,000
								FINAL AWARD		$121,372
(1)	Evaluation of acquisition/merger possibilities

Executive Vice President and Chief Financial Officer

	Performance Goals				Payment Range as a Percentage of Base Salary			Actual Achievement
Bank Measure	Weight	Threshold	Target	Stretch	Threshold	Target	Stretch	Actual Performance	Percentage of Target Achievement	Actual Payout
Earnings Per Share	50.0%	$0.62	$0.78	$0.93	4.375%	8.750%	13.125%	$0.83	117%	$20,682
Core Deposit Growth	15.0%	7.49%	9.36%	11.23%	0.875%	1.750%	2.625%	8.93%	89%	$3,138
Non-Interest Expense	10.0%	$49,998	$45,453	$40,907	0.875%	1.750%	2.625%	$43,998	116%	$4,113
Quality of Budget Process	15.0%	50%	100%	150%	1.313%	2.625%	3.938%	125%	125%	$6,648
Development of Quantifiable Expense Control Initiatives	15.0%	50%	100%	150%	1.313%	2.625%	3.938%	100%	100%	$5,318

Total	100.0%				8.750%	17.500%	26.250%			$39,899
								Individual Plan Modifier	+7.5%	$3,000
								FINAL AWARD		$42,899

Former Executive Vice President — Chief Operating Officer

	Performance Goals				Payment Range as a Percentage of Base Salary			Actual Achievement
Bank Measure	Weight	Threshold	Target	Stretch	Threshold	Target	Stretch	Actual Performance	Percentage of Target Achievement (0% - 150%)	Actual Payout
Earnings Per Share	50.0%	$0.62	$0.78	$0.93	4.375%	8.750%	13.125%	$0.83	117%	$21,458
Core Deposit Growth	15.0%	7.49%	9.36%	11.23%	0.875%	1.750%	2.625%	8.93%	89%	$3,256
Non-Interest Expense	10.0%	$49,998	$45,453	$40,907	0.875%	1.750%	2.625%	$43,998	116%	$4,267
Deposit Service and Wealth Management Group Fees	15.0%	$6,085	$6,762	$7,438	1.313%	2.625%	3.938%	$6,897	110%	$6,069
Branch Expansion	15.0%	50%	100%	150%	1.313%	2.625%	3.938%	100%	100%	$5,518

Total	100.0%				8.750%	17.500%	26.250%	FINAL AWARD		$40,567

Executive Vice President — Chief Operating Officer

	Performance Goals				Payment Range as a Percentage of Base Salary			Actual Achievement
Bank Measure	Weight	Threshold	Target	Stretch	Threshold	Target	Stretch	Actual Performance	Percentage of Target Achievement (0% -150%)	Actual Payout
Earnings Per Share	50.0%	$0.62	$0.78	$0.93	4.375%	8.750%	13.125%	$0.83	117%	$21,458
Core Deposit Growth	15.0%	7.49%	9.36%	11.23%	0.875%	1.750%	2.625%	8.93%	89%	$3,256
Non-Interest Expense	10.0%	$49,998	$45,453	$40,907	0.875%	1.750%	2.625%	$43,998	116%	$4,267
Classified Loans	10.0%	$40M	$35M	$30M	0.875%	1.750%	2.625%	$41,832	0%	$0
Net Charge-offs/ Average Loans	10.0%	0.22%	0.18%	0.14%	0.875%	1.750%	2.625%	0.14%	150%	$5,518
Commercial Loan Growth	10.0%	6.24%	7.80%	9.36%	0.875%	1.750%	2.625%	17.0%	150%	$5,518

Total	100.0%				8.750%	17.500%	26.250%			$40,016
								Individual Plan Modifier	+7.5%	$3,000
								FINAL AWARD		$43,016

Executive Vice President — Commercial Lending Officer

	Performance Goals				Payment Range as a Percentage of Base Salary			Actual Achievement
Bank Measure	Weight	Threshold	Target	Stretch	Threshold	Target	Stretch	Actual Performance	Percentage of Target Achievement (0% – 150%)	Actual Payout
Earnings Per Share	50.0%	$0.62	$0.78	$0.93	4.375%	8.750%	13.125%	$0.83	111%	$20,784
Core Deposit Growth	15.0%	7.49%	9.36%	11.23%	0.875%	1.750%	2.625%	8.93%	150%	$3,153
Non-Interest Expense	10.0%	$49,998	$45,453	$40,907	0.875%	1.750%	2.625%	$43,998	113%	$4,133
Commercial Loan Growth / Worcester	10.0%	$44	$55	$66	0.875%	1.750%	2.625%	$80	150%	$5,345
Net Charge-offs/
Average Loans	10.0%	0.22%	0.18%	0.14%	0.875%	1.750%	2.625%	0.14%	150%	$5,345
Classified Loans	10.0%	$40M	$35M	$30M	0.875%	1.750%	2.625%	$40M	50%	$1,782
Total	100.0%				8.750%	17.500%	26.250%			$40,541
								Individual Plan Modifier	+7.5%	$3,000
								FINAL AWARD		$43,541

Long-Term Equity Incentives

Equity incentives are among the most important elements of the total compensation package in that they directly align the interests of our named executive officers to the interests of the Company’s stockholders. The Company currently maintains the 2006 United Financial Bancorp, Inc. Stock-Based Incentive Plan, the 2008 United Financial Bancorp, Inc. Equity Incentive Plan and the CNB Financial Corp. 2008 Equity Incentive Plan which was assumed in connection with the Company’s 2009 acquisition of Commonwealth National Bank.

The Committee will be working with Pearl Meyer & Partners in 2013 to develop a new equity strategy for our executives which will support the Company’s business strategy, create stockholder value over the long-term, help motivate and retain our key executives and support sound risk management practices. Long-term incentives are a critical component of our pay for performance compensation philosophy. Annual equity grants will be used to reward key executives for long-term sustained performance that is aligned with stockholder interests and in addition, will support our desire for significant stock ownership.

Retirement Benefits

We provide retirement benefits to our named executive officers through both qualified and non-qualified retirement plans. We view our retirement benefits as a means of providing financial security to our employees after they have spent a substantial portion of their careers with us.

Our named executive officers participate in several retirement plans, including benefits that are available to all of our employees. These plans include our Employee Stock Ownership Plan, Defined Benefit Plan (frozen as of April 30, 2007) and our Defined Contribution Retirement Plan. In December 2012, the Bank reviewed its overall retirement plan program and elected to terminate the Employee Stock Ownership Plan effective December 31, 2012.

In addition to the tax-qualified plans, the Bank maintains a non-qualified supplemental retirement plan for its named executive officers (the “SERP”). The SERP serves to help the Bank attract and retain executive talent by providing each participant with a supplemental retirement benefit equal to a percentage of the participant’s final average compensation. Participants vest in their benefit over a period of time and are subject to a two-year non-compete following separation of service to receive their SERP benefit. See “Executive Compensation—Pension Table—Supplemental Retirement Plan for Senior Executives” for additional information on the SERP benefits provided to our named executive officers. The Compensation Committee reviews the SERP design periodically with due consideration given to prevailing market practice, overall executive compensation philosophy and cost to the Bank. In 2012, the SERP was modified to reflect changes in prevailing practice by adopting a formula-based interest rate to determine a participant’s lump sum benefits in place of the previously specified fixed rate. The Compensation Committee determined this modification was appropriate after reviewing market data provided by benefits consulting firm Arthur Warren and Associates. As a result of this modification, change in pension values were impacted significantly in 2012 but are expected to normalize again in 2013.

Executive Agreements

We currently maintain an employment agreement with our President and Chief Executive Officer and change in control agreements with the other named executive officers. The agreements provide a retention incentive for these key officers and help ensure their availability in the event of a change in control. Our decision to extend the term of an agreement with a named executive officer is discretionary and reflects our evaluation of the executive’s role in the Company and his overall job performance. We maintain a split dollar life insurance agreement with our Chief Executive Officer to supplement the life insurance benefits available under the Bank’s general employee benefits program.

Our executive agreements are consistent with the agreements provided to senior executive officers employed by our peers, assist us in attracting and retaining top talent and incorporate terms that reflect best practices, such as the exclusion of tax gross ups. See “Executive Compensation—Employment Agreement—Change in Control Agreements and—Potential Post-Termination Benefits” for additional information on these arrangements.

Executive Perquisites

The only perquisite we provide our named executive officers is Bank-paid membership in a “country” or other type of social club for business development purposes. Personal use of these perquisites is subject to income taxation and the taxable amount of such benefit is recorded. Executive perquisites are reviewed annually by the Compensation Committee. The value of the executive perquisites are not considered for purposes of determining an annual incentive award, retirement benefit or any other type of benefit.

Stock Ownership Guidelines

We believe that it is in the best interest of our Company and its stockholders to align the personal financial interests of our directors and officers with those stockholders of the Company. In addition, we believe that stock ownership demonstrates a commitment to and belief in the long-term profitability of our Company. For these reasons, we maintain the following stock ownership guidelines for our Board of Directors and named executive officers.

Outside Directors	All non-executive members of the Board of Directors should own Company common stock valued at four times the average Board fee paid to each outside director.

Chief Executive Officer	Our President and Chief Executive Officer should own Company common stock valued at four times his annual base salary.

Other Named Executive Officers	All other named executive officers should own Company common stock valued at three times his annual base salary.

The Company reviews these guidelines on an annual basis to reflect changes in board fees and base salary. The Company has not established any minimum time period for an outside director or a named executive officer to satisfy the guidelines.

Shares of Company common stock underlying options, held in the Bank’s Employee Stock Ownership Plan, and unvested restricted stock awards, do not count toward the Company’s stock ownership guidelines.

Tax and Accounting Considerations

In consultation with our advisors, we evaluate the tax and accounting treatment of each of our compensation arrangements at the time of adoption and periodically thereafter. As part of our review, we consider modifications and/or alternatives to existing programs to take advantage of favorable changes in the tax or accounting environment or to avoid adverse consequences. To preserve maximum flexibility in the design and implementation of our executive compensation program, we have not adopted a formal policy that requires all compensation to be tax deductible. However, to the greatest extent possible, it is our intent to structure our executive compensation program in a tax efficient manner.

Clawback Policy

Our 2012 Annual Incentive Plan provides that in the event we are required to prepare an accounting restatement due to error, omission or fraud (as determined by our Board of Directors) each executive officer who is considered a member of our senior management (which includes all of our named executive officers) will reimburse the Company for part or the entire incentive award paid to the named executive officer within three years of the accounting restatement.

The Compensation Committee will monitor our clawback policy for incentive compensation as further guidance is released by the U.S. Securities and Exchange Commission as part of the Dodd-Frank Act.

Executive Compensation

Summary Compensation Table

The following information is furnished for the principal executive officer and the principal financial officer and the three most highly compensated executive officers of the Company. These five individuals are referred to as named executive officers in this proxy statement.

Name and principal position	Year	Salary ($)	Bonus ($)			Non-equity Incentive Plan Compensation ($)(1)	Change in Pension value And Non-qualified Deferred Compensation Earnings ($)(2)	All other Compensation ($)(3)	Total ($)
Richard B. Collins President, Chief Executive Officer and Director	2012 2011 2010	$440,918 428,323 409,207	$	— — —		$121,372 103,194 95,965	$399,699 111,882 139,925	$37,818 43,328 60,545	$999,807 686,727 705,642

Mark A. Roberts Executive Vice President and Chief Financial Officer	2012 2011 2010	201,160 193,584 185,069		— — —		42,899 39,348 35,835	47,201 26,136 23,072	23,702 24,880 25,881	314,962 283,948 269,857

Keith E. Harvey(4) Former Executive Vice President and Chief Operating Officer	2012 2011 2010	209,999 203,115 196,669		— — —		40,567 41,128 36,894	151,868 66,788 84,931	28,993 31,254 33,326	431,427 342,285 351,820

J. Jeffrey Sullivan(5) Executive Vice President and Chief Operating Officer	2012 2011 2010	209,072 203,115 196,669		— — —		43,016 34,529 39,694	58,370 32,045 27,687	27,398 30,077 32,032	337,856 299,766 296,082

Charles R. Valade(6) Executive Vice President and Chief Lending Officer	2012 2011 2010	202,510 196,746 190,500		75,000 75,000 175,000	(7) (7) (7)	43,541 33,446 39,287	167,559 50,968 41,154	23,943 26,159 24,662	512,553 382,319 470,603

(1)	Represents awards made pursuant to the Bank’s 2012 Annual Incentive Plan. Awards earned during 2012 were paid in March 2013.
(2)	Reflects year over year change in value in the Bank’s defined benefit pension plan and non-qualified supplemental retirement plan. In 2012, the Bank’s non-qualified supplemental retirement plan was modified to reflect changes in prevailing practice by adopting a formula-based interest rate to determine a participant’s lump sum benefits in place of the previously specified fixed rate. For more information, see “Compensation Discussion and Analysis—Retirement Benefits.” As a result of this modification, change in pension values were impacted significantly in 2012 but are expected to normalize again in 2013.
(3)	Details of the amounts reported in the “All Other Compensation” column for 2012 are provided in the table below. The table excludes perquisites, which did not exceed $10,000 in the aggregate for any of the named executive officers.

	Mr. Collins	Mr. Roberts	Mr. Harvey	Mr. Sullivan	Mr. Valade
Market value of allocations under employee stock ownership plan	$14,628	$10,844	$14,158	$14,144	$9,257
Matching contributions to 401(k) plan	12,500	10,058	10,500	10,454	10,126
Imputed income from split dollar life insurance agreements.	5,034	—	1,535	—	—
Dividends paid on stock awards	5,656	2,800	2,800	2,800	4,560

(4)	Mr. Harvey retired as Executive Vice President and Chief Operating Officer of the Company effective December 31, 2012.
(5)	Mr. Sullivan was appointed Executive Vice President and Chief Operating Officer of the Company and the Bank effective December 31, 2012. Prior to that time, Mr. Sullivan served as Executive Vice President and Chief Lending Officer of the Company and the Bank.
(6)	Mr. Valade was appointed Executive Vice President and Chief Lending Officer of the Company and the Bank effective December 31, 2012. Prior to that time, Mr. Valade served as Executive Vice President of Commercial Lending—Worcester Region.
(7)	Represents bonuses paid in connection with the Company’s acquisition of CNB Financial Corp. in November 2009.

Employment Agreement

The Company currently maintains an employment agreement with Mr. Collins. The employment agreement will expire on July 1, 2014, unless otherwise extended by the Company or terminated earlier as provided under the agreement. The employment agreement provides for a base salary and, among other things, participation in bonus programs and other employee pension benefit and fringe benefit plans applicable to executive employees. See “Executive Compensation—Potential Post-Termination Benefits” for a discussion of the benefits and payments that Mr. Collins may receive upon termination of employment.

Upon termination of Mr. Collins’ employment other than in connection with a change in control, he agrees not to compete with the Bank for a period of one year following termination of his employment within 25 miles of: (1) any existing branch of the Bank or any subsidiary of the Company; or (2) any office for which the Bank, or a subsidiary, has filed an application for regulatory approval to establish an office.

Retention Agreement

In connection with the acquisition of Commonwealth National Bank, the Bank entered into a retention agreement with Mr. Valade, pursuant to which he was appointed as an Executive Vice President of United Bank. Under the terms of his agreement, Mr. Valade participates in the Bank’s Supplemental Retirement Plan for Senior Executives. Under the terms of the plan, he will receive a benefit at age 65 equal to 30% of final average pay, payable over a period of up to 15 years. See “Retirement Benefits—Supplemental Retirement Plan for Senior Executives” for further detail on SERP benefits. In connection with his execution of the Retention Agreement, Mr. Valade received a signing bonus of $175,000 on January 31, 2010 and received a retention payment of $75,000 on both January 31, 2011 and January 31, 2012.

Change in Control Agreements

The Bank maintains change in control agreements with Messrs. Sullivan, Roberts and Valade that provide certain severance benefits if their employment is terminated in connection with a change in control of the Company or the Bank. The agreements provide for a term of 36 months. On the anniversary date of the agreements, and following a review of each executive’s job performance, the Board of Directors may extend the agreements for an additional year such that the term of each agreement will remain at 36 months. The current term of each agreement runs through January 1, 2016.

Grants of Plan-Based Awards

The following table sets forth for 2012 certain information as to grants of plan-based awards for the named executive officers. No stock options or shares of restricted stock were granted to the named executive officers in 2012.

	Estimated Possible Payouts Under Non-Equity Income Plan Awards (1)
Name	Threshold ($)	Target ($)	Maximum ($)
Richard B. Collins	$46,547	$93,093	$139,640
Mark A. Roberts	17,728	35,455	53,183
Keith E. Harvey	18,393	36,785	55,178
J. Jeffrey Sullivan	18,393	36,785	55,178
Charles R. Valade	17,815	35,630	53,445

(1)	These columns show the possible payouts for each named executive officer under the Bank’s 2012 Annual Incentive Plan. The “Summary Compensation Table” shows the actual awards earned by our named executive officers under the 2012 Annual Incentive Plan.

Annual Incentive Plan.  Our 2012 Annual Incentive Plan was designed to recognize and reward employees for their collective contribution to our success. Each Plan participant was given a target incentive opportunity that was expressed as a percentage of base salary. To receive a cash incentive under the Plan, the Bank was required to achieve specific financial performance measures. See “Compensation Discussion and Analysis” for a detailed discussion of the 2012 Annual Incentive Plan.

Stock-Based and Equity Incentive Plans.  We maintain the 2006 Stock-Based Incentive Plan and the 2008 Equity Incentive Plan to provide officers, employees and directors of the Company and the Bank with additional incentives to promote the growth and performance of the Company. The plans provide for the grant of stock options, stock appreciation rights and restricted stock awards. In addition, we assumed the CNB Financial Corp. Amended and Restated Stock Option Plan and the CNB Financial 2008 Equity Incentive Plan in connection with the merger of CNB Financial with and into United Financial Bancorp. The CNB Financial Corp. Amended and Restated Stock Option provides for the grant of non-statutory and incentive stock options and the CNB Financial Bancorp, Inc. 2008 Equity Incentive Plan provides for the grant of incentive stock options, non-statutory stock options and restricted stock. See “Compensation Discussion and Analysis” for additional information our 2006 Stock-Based Incentive Plan, 2008 Equity Incentive Plan and the assumed CNB Financial Corp equity plans.

Outstanding Equity Awards at Year End

The following table sets forth information with respect to outstanding equity awards as of December 31, 2012 for the named executive officers.

Name	Option Awards				Stock Awards
	Number of securities underlying unexercised options exercisable (#)(1)	Number of securities underlying unexercised options unexercisable (#)(1)	Option exercise price ($)	Option expiration date	Number of shares or units of stock that have not vested (#)(1)	Market value of shares or units of stock that have not vested ($)(2)
Richard B. Collins	122,813	—	$12.35	08/17/16	—	$—
	44,400	23,600	11.66	06/19/18	10,100	158,772
Mark A. Roberts	61,406	—	12.35	08/17/16	—	—
	47,200	11,800	11.66	06/19/18	5,000	78,600
Keith E. Harvey	61,406	—	12.35	08/17/16	—	—
	47,200	—	11.66	06/19/18	5,000	78,600
J. Jeffrey Sullivan	61,406	—	12.35	08/17/16	—	—
	47,200	11,800	11.66	06/19/18	5,000	78,600
Charles R. Valade	30,000	20,000	12.94	12/01/19	8,000	125,760
	8,257	—	16.35	04/15/14	—	—
	7,510	—	15.44	04/21/15	—	—
	9,083	—	15.74	06/06/16	—	—
	10,734	—	14.05	03/22/17	—	—

(1)	Except for Mr. Valade, all restricted stock awards and stock options granted to named executive officers vest in five equal installments beginning on the first anniversary date of the grant. For Mr. Valade, awards vest at a rate of 40% on the second anniversary of the date of grant and 20% per year on each anniversary thereafter.
(2)	Based on the closing price of $15.72 per share as of December 31, 2012.

Option Exercises and Stock Vested

The following table sets forth information with respect to the exercise of stock option awards and the vesting of stock awards for each named executive officer, on an aggregate basis, during 2012.

	Option awards		Stock awards
Name	Number of shares acquired on exercise	Value realized on exercise (1)	Number of shares acquired on vesting	Value realized on vesting
Richard B. Collins	50,000	$252,500	10,100	$138,168	(2)
Mark A. Roberts	—	—	5,000	68,400	(2)
Keith E. Harvey	—	—	5,000	68,400	(2)
J. Jeffrey Sullivan	—	—	5,000	68,400	(2)
Charles R. Valade	—	—	4,000	62,200	(3)

(1)	The value realized upon exercise is equal to the aggregate fair market value on the date of exercise, which was February 1, 2012, less the aggregate exercise price on the grant date, multiplied by the number of shares exercised.
(2)	Based on the closing price of $13.68 per share on June 19, 2012.
(3)	Based on the closing price of $15.55 per share on November 30, 2012.

Retirement Benefits

The following table sets forth information with respect to pension benefits at and for the year ended December 31, 2012 for the named executive officers.

Name	Plan name	Number of years credited service (#)	Present value of accumulated benefit ($)(1)
Richard B. Collins	Defined Benefit Pension Plan	6	$296,592
	Supplemental Retirement Plan for Senior Executives	12	2,750,076

Mark A. Roberts	Supplemental Retirement Plan for Senior Executives	7	130,464

Keith E. Harvey	Defined Benefit Pension Plan	23	650,293
	Supplemental Retirement Plan for Senior Executives	28	787,062

J. Jeffrey Sullivan	Defined Benefit Pension Plan	4	35,539
	Supplemental Retirement Plan for Senior Executives	9	163,356

Charles R. Valade	Supplemental Retirement Plan for Senior Executives	12	918,142

(1)	In quantifying the present value of the current accrued defined pension benefit for each of the named executive officers in the table above, the Bank assumed a blended annual interest rate of 1.97%, 4.56% and 5.77% to comply with the requirements of the Pension Benefits Protection Act. In addition, the accrued benefit for each participant was calculated based on the participant’s credited service under the plan, his age, his expected mortality (using IRS mortality tables), and his final average compensation and covered compensation (equal to the average of the participant’s highest three consecutive calendar years’ compensation) as of April 30, 2007, when the Bank froze benefit accruals under the plan.

Defined Benefit Pension Plan.  In April 2007, the Bank froze its defined benefit plan. As of that date, participants were given no further credit for service or benefit accruals. The frozen plan provides that participants vest in their retirement benefits at the rate of 20% per year, starting upon completion of two years of vesting service, and become fully vested after six years. They also become 100% vested upon early, normal, or deferred retirement, or death. A participant’s retirement benefit is generally based on 0.75% of the participant’s final average compensation (equal to the average of the participant’s highest three consecutive calendar years’ compensation), plus 0.5% of the final average compensation in excess of the participant’s covered compensation (equal to the average of the Social Security Wage Base in effect during the 35 years before the participant’s Social Security normal retirement date), times all years of service from January 1, 1989 through April 2007. If an employee participated under a prior plan formula as of December 31, 1988, any accrued benefits under that plan will be added to his benefit under the current plan.

The plan permits early retirement at age 62, at age 55 with at least five years’ service, and at age 50 with at least 15 years’ service. Participants who retire on or after age 62 will be entitled to an unreduced accrued pension. Participants who retire early before age 62 receive a reduced accrued pension. As of December 31, 2012, Mr. Collins was eligible for early retirement.

Supplemental Retirement Plan for Senior Executives.  The Bank maintains a Supplemental Retirement Plan for certain executive officers, including Messrs. Collins, Roberts, Sullivan and Valade. The Plan provides that each executive will receive supplemental benefits, to the extent vested, commencing 180 days following separation from service. As of December 31, 2012, Messrs. Collins and Valade were 100% vested in their plan benefits. Messrs. Roberts and Sullivan become 100% vested in their supplemental benefits after 10 years of service. Each participant’s supplemental benefit equals a percentage of the participant’s final average compensation (as set forth in each executive’s participation agreement), multiplied by a fraction, the numerator of which is the executive’s years of employment with the Bank and the denominator of which is set forth in the executive’s participation agreement. Final average compensation is defined in the plan as the three-year average of the highest base salary and bonus paid to each executive during the last five years of each executive’s employment with the Bank. Supplemental benefits are distributed as of the executive’s normal benefit date and are payable in a lump sum, unless a participant has elected, at the time of execution of his participation agreement, to receive an annuity or other form of benefit.

If an executive is less than age 62 at the time of commencement of his supplemental benefit, his benefit will be further reduced by 5% per year for each year before age 62 that the benefit payment commences.

Potential Post-Termination Benefits

Payments Made Upon Termination for Cause or Voluntary Termination by Executive Without Good Reason.  Mr. Collins’ employment agreement provides that if he is terminated for cause or he elects to voluntarily terminate his employment with the Bank without Good Reason (as defined below), Mr. Collins has no right to any compensation or benefits after his termination date.

If Messrs. Roberts, Sullivan or Valade are terminated for cause or voluntarily terminate employment with the Bank without Good Reason, they will receive only compensation earned as of their termination date and will forfeit all awards granted under the Company’s stock-based benefit plans.

In addition, those officers participating in the Supplemental Retirement Plan will forfeit all benefits in the event of termination for cause. If they elect to voluntarily terminate employment with the Bank, the executives will be entitled to a supplemental benefit calculated in the manner set forth under “Retirement Benefits—Supplemental Retirement Plan for Senior Executives” above, and if applicable, multiplied by the executive’s vesting rate set forth in his participation agreement.

All vested benefits provided under the Bank’s tax-qualified plans will be distributed to the executives upon separation from service, regardless of the reason for the separation from service in accordance with the terms of the plans and each participant’s benefit elections.

Participants in the Bank’s 2012 Annual Incentive Plan will receive no incentive award if the participant is terminated by the Bank or the participant elects to voluntarily terminate his service for reasons other than retirement before the date the incentive award is paid.

Payments Made Upon Involuntary Termination Without Cause or Voluntary Termination for Good Reason.  Mr. Collins’ employment agreement provides that if the Bank terminates his employment without cause or if he terminates his employment upon: (1) failure of the Bank to re-elect or re-appoint him as President and Chief Executive Officer; (2) a material change in his duties or responsibilities that would cause his job to be of lesser importance, scope or responsibility; (3) a material reduction in his compensation or benefits; (4) a relocation of his principal place of work by more than 25 miles; (5) dissolution or liquidation of the Bank or the Company; or (6) a breach of the employment agreement by the Bank (collectively referred to in this proxy statement as “Good Reason”), Mr. Collins is entitled to a lump sum payment equal to three times the sum of: (1) his base salary at the time of his termination of employment and (2) the highest rate of bonus awarded to Mr. Collins during the three years preceding his termination of employment. In addition to a cash payment, Mr. Collins is entitled to receive continued life insurance and non-taxable medical and dental coverage substantially identical to the coverage he had before his termination of employment. The insurance coverage will cease upon the earlier of: (1) thirty-six months from his date of termination or (2) the date Mr. Collins becomes eligible for Medicare coverage, provided further, that if Mr. Collins is covered by family coverage or coverage for self and spouse, his family or spouse will continue to be covered for the remainder of the 36-month period, or in the case of the spouse, until the spouse becomes eligible for Medicare coverage or obtains health care coverage elsewhere, whichever period is less. Mr. Collins will also receive a lump sum cash payment equal to the present value (discounted at 6%) of contributions that would have been made on his behalf by the Bank under its 401(k) plan and employee stock ownership plan and any other defined contribution plans as if he had continued working for the 36-month period.

Under the Bank’s Supplemental Retirement Plan, if the executive has a separation from service (other than due to cause, death or disability) before attaining his benefit age, he will be entitled to a supplemental benefit calculated in the manner set under “Retirement Benefits—Supplemental Retirement Plan for Senior Executives” above, and if applicable, multiplied by the executive’s vesting rate set forth in his participation agreement.

Our equity plans provide that if a participant is terminated for reasons other than death, disability, retirement or a change in control all unvested stock awards and stock options are forfeited and all vested and unexercised stock options remain exercisable in accordance with the terms of each executive’s award agreements.

All vested benefits provided under the Bank’s tax-qualified plans will be distributed to the executives upon separation from service, regardless of the reason for the separation from service in accordance with the terms of the plans and each participant’s benefit elections.

Unless otherwise determined by the Bank, participants in the Bank’s 2012 Annual Incentive Plan will receive no incentive award if they are terminated by the Bank for any reason.

Payments Made Upon Disability.  Mr. Collins’ employment agreement provides if he is terminated due to disability, the Bank will continue to pay his salary for the longer of one year or the remaining term of the agreement, reduced by payments to him under any applicable disability program.

Our equity plans provide that if a participant is terminated due to disability, all outstanding stock awards and stock options will vest. All vested and unexercised stock options remain exercisable in accordance with the terms of each executive’s award agreement.

All vested benefits provided under the Bank’s tax-qualified plans will be distributed to the executives upon separation from service, regardless of the reason for the separation from service in accordance with the terms of the plans and each participant’s benefit elections.

If a participant in the Bank’s 2012 Annual Incentive Plan is disabled by accident or illness, and is disabled long enough to be placed on long-term disability, his or her bonus award for the Plan period will be pro-rated so that no award will be earned during the period of long-term disability.

Payments Made Upon Death.  Mr. Collins’ employment agreement provides that if he dies during the term of his agreement, his estate or named beneficiaries will be paid his base salary in effect as of his death for one year from the date of his death and his family will continue to receive medical and dental coverage for one year from his death.

Under our Supplemental Retirement Plan, if an executive dies before attaining his benefit age but while employed at the Bank, the executive’s beneficiary will be entitled to a death benefit equal to the present value of the accrued annuity benefit as of the date of death, without any pre-retirement reductions, payable in a lump sum.

The Bank entered into a Split Dollar Life Insurance Agreements with Mr. Collins. The agreement is intended to be non-equity, endorsement split dollar agreement with respect to certain life insurance policies issued by a duly licensed life insurance company identified in the agreement. Pursuant to the agreement, the Bank pays an amount equal to the planned premiums and any other premium payments that might become necessary to keep the insurance policies in force. Upon the death of an executive officer while employed by the Bank, the executive officer’s designated beneficiary(ies) will receive an amount equal to the lesser of: (1) $1.2 million; or (2) the death benefit payable under the terms of the policy reduced by the cash surrender value of the policy. The Bank shall at all times be entitled to all of the insurance policies’ cash values, less any policy loans and unpaid interest or cash withdrawals previously incurred by the Bank. The agreement will continue in existence only for so long as each executive officer remains employed by the Bank and will terminate on the termination of the executive officer’s employment (other than due to his death).

Our equity plans provide that if a participant dies, all outstanding stock awards and stock options will vest. All vested and unexercised stock options remain exercisable by the participant’s beneficiary or estate in accordance with the terms of each executive’s award agreement.

In the event of death, the Bank will pay a pro-rata portion of a participant’s incentive award earned under the Bank’s 2012 Annual Incentive Plan to the participant’s estate.

Payments Made Upon a Change in Control.  Mr. Collins’ employment agreement provides if his employment is involuntarily terminated either before or following a change in control (for reasons other than cause, death, disability or retirement), he resigns during the term of the agreement (whether before or after a change in control) after specified circumstances set forth in the agreement that would constitute constructive termination or he resigns at any time during the term of the agreement following a change in control of the Company as a result of a failure to renew or extend the agreement, Mr. Collins would receive three times the sum of (1) his base salary and (2) the highest rate of bonus awarded to him during the prior three years. Mr. Collins will also receive, within 30 days following his termination of employment, a lump sum cash payment equal to the present value (discounted at 6%) of contributions that would have been made on his behalf by the Bank under its 401(k) plan and employee stock ownership plan and any other defined contribution plans as if he had continued working for the 36-month period. Notwithstanding any provision to the contrary in the agreement, payments under the agreement following a change in control are limited so that they will not constitute an excess parachute payment under Section 280G of the Internal Revenue Code.

Under each of the change in control agreements, following a change in control of the Company, the executive is entitled to a payment if the executive’s employment is involuntarily terminated during the term of the agreement, other than for “cause” (as defined in the agreements), death or disability. Involuntary termination includes the executive’s termination of employment during the term of the agreement and following a change in control after specified circumstances set forth in the agreement that constitute constructive termination. In addition, for the first 12 months following a change in control, if the Company (or its successor) fails to renew the agreement, the executive can voluntarily resign and receive the severance payment. If the executive is entitled to receive payments pursuant to the agreement, the executive will receive a cash payment of up to a maximum of two times the sum of the highest rate of base salary and highest bonus awarded to him over the prior three years, subject to applicable withholding taxes. Notwithstanding any provision to the contrary in the agreement, payments under the agreement are limited so that they will not constitute an excess parachute payment under Section 280G of the Internal Revenue Code.

Under the Supplemental Retirement Plan, if a change in control of the Company occurs, the executive will be entitled to a supplemental benefit calculated as if the executive had attained his benefit age and his base salary had increased 5% per year until his benefit age; provided, however, the benefit will be reduced, if necessary, to avoid an excess parachute payment under Section 280G of the Internal Revenue Code. If the executive’s employment terminates within two years following a change in control, the executive’s supplemental benefit will be paid in a lump sum. If the executive’s employment terminates more than two years following the change in control, the supplemental benefit will be paid at the time and in the form elected by the executive. If the change in control occurs after the executive commences receiving supplemental benefit payments and the executive has made an election in his participation agreement, the present value of the remaining payments will be paid in a lump sum.

Our equity plans provide, in the event of a change in control (as defined in the plans), all outstanding stock options and stock awards vest. All vested and unexercised stock options will remain exercisable in accordance with the terms of each executive’s award agreement. The value of the accelerated options is included when determining whether payments constitute excess parachute payments under Section 280G of the Internal Revenue Code.

Payments under the Bank’s 2012 Annual Incentive Plan will not be accelerated in the event of a change in control. If a plan participant is terminated in connection with a change in control before his or her incentive award is paid, the participant will forfeit any award earned under the 2012 Annual Incentive Plan.

Potential Post-Termination Benefits Table.  The amount of compensation payable to each named executive officer upon the occurrence of certain events shown below. The amounts shown assume that such termination was effective as of December 31, 2012, and thus include amounts earned through such time and are estimates of the amounts that would be paid to the executives upon their termination. The amounts shown relating to unvested options and awards are based on $15.72 per share, which was the fair market value of United Financial Bancorp common stock on December 31, 2012. The actual amounts to be paid can only be determined at the time of such executive’s separation from United Financial Bancorp.

	Voluntary Resignation Without Good Reason		Involuntary Termination Without Cause or Voluntary Termination with Good Reason		Change in Control (1)	Retirement	Disability		Death
Richard B. Collins
SERP	$2,750,076		$2,750,076		$2,750,076	$2,750,076	$2,750,076		$2,750,076
Employment Agreement
Cash payment	—		1,694,016		1,694,016	—	404,115		483,206
Health and welfare benefits(2)	—		38,338		38,338	—	—		12,779
Employer contribution under tax-qualified plans	—		79,129		79,129	—	—		27,127
Acceleration value of equity Awards	—		—		254,588	—	254,588		254,588
2012 Annual Incentive Plan	—		—		—	103,194	103,194	(3)	103,194
Split Dollar Agreement	—		—		—	—	—		1,200,000
Mark A. Roberts
SERP	$—	(4)	$—	(4)	$766,250	$—	$766,250		$326,159
Change in Control Agreement
Cash payment	—		—		490,998	—	—		—
Health and welfare benefits(2)	—		—		12,543	—	—		—
Employer contributions under tax-qualified plans	—		—		40,597	—	—		—
Acceleration value of equity Awards	—		—		126,508	—	126,508		126,508
2012 Annual Incentive Plan	—		—		—	42,899	42,899	(3)	42,899
J. Jeffrey Sullivan
SERP	$—	(4)	$—	(4)	$739,202	$—	$739,202		$466,731
Change in Control Agreement
Cash payment	—		—		506,432	—	—		—
Health and welfare benefits(2)	—		—		12,543	—	—		—
Employer contributions under tax-qualified plans	—		—		47,943	—	—		—
Acceleration value of equity Awards	—		—		126,508	—	126,508		126,508
2012 Annual Incentive Plan	—		—		—	43,016	43,016	(3)	43,016

(footnotes on next page)

	Voluntary Resignation Without Good Reason	Involuntary Termination Without Cause or Voluntary Termination with Good Reason	Change in Control (1)		Retirement	Disability		Death
Charles R. Valade
SERP	$918,142	$918,142	$1,082,170		$918,142	$1,082,170		$966,465
Change in Control Agreement Cash payment	—	—	494,282		—	—		—
Health and welfare benefits(2)	—	—	607	(5)	—	—		—
Employer contributions under tax-qualified plans	—	—	37,552		—	—		—
Acceleration value of equity Awards	—	193,160	193,160		193,160	193,160		193,160
2012 Annual Incentive Plan	—	—	—		43,541	43,541	(3)	43,541
Retention agreement	—	75,000	75,000		75,000	75,000		75,000

(1)	The amounts shown do not reflect adjustments that may be made to each executive’s total change in control payments to ensure the payments received as a result of a change in control would not be deemed “excess parachute payments” under Section 280G of the Internal Revenue Code. See “Potential Post-Termination Payments—Payments Made Upon a Change in Control.”
(2)	Calculated based on insurance coverage for 24 months (36 months for Mr. Collins) following separation of service and does not factor in Medicare eligibility.
(3)	Assumes the executive is terminated in connection with his disability and was not receiving long-term disability at any time during the 2012 Plan Year.
(4)	The executive had no vested interest in his SERP benefit as of December 31, 2012.
(5)	Mr. Valade does not participate in the Bank’s health insurance program. Amounts shown reflect dental coverage only.

Stockholder Communications

A stockholder of the Company who wishes to communicate with the Board of Directors or with any individual director can write to the Corporate Secretary of the Company at 95 Elm Street, West Springfield, Massachusetts 01089, Attention: Board Administration. The letter should indicate that the author is a stockholder and if shares are not held of record, should include appropriate evidence of stock ownership. Depending on the subject matter, management will:

•	forward the communication to the director or directors to whom it is addressed;

•	attempt to handle the inquiry directly, for example where it is a request for information about the Company or it is a stock-related matter; or

•	not forward the communication if it is primarily commercial in nature, relates to an improper or irrelevant topic, or is unduly hostile, threatening, illegal or otherwise inappropriate.

At each Board meeting, management will present a summary of all communications received since the last meeting that were not forwarded and make those communications available to the directors on request.

Transactions with Related Persons

The Bank makes loans to persons affiliated with the Company and the Bank in the normal course of its business. All transactions, including such loans between the Bank and the Company’s executive officers, directors, nominees for director, holders of 5% or more of the shares of its common stock and affiliates thereof, immediate family members of such persons and any person sharing the household of such person: (1) were made in the ordinary course of business; (2) were made on substantially the same terms, including interest rates and collateral, as those prevailing for comparable loans to other persons; and (3) did not involve more than the normal risk of collectability or present other unfavorable features.

The Sarbanes-Oxley Act of 2002 generally prohibits an issuer from: (1) extending or maintaining credit; (2) arranging for the extension of credit; or (3) renewing an extension of credit in the form of a personal loan for an officer or director. There are several exceptions to this general prohibition, including loans made by a depository institution that is insured by the FDIC and is subject to the insider lending restrictions of the Federal Reserve Act. All loans to the Company’s directors and officers by the Bank are made in conformity with the Federal Reserve Act and regulations promulgated thereunder.

While the Company and the Bank do not have formal written policies and procedures for review of transactions with persons affiliated with the Company and the Bank, all such transactions are monitored and documented by management, and reviewed and ratified by the full Board of Directors (with the affected Board member abstaining from the discussion and vote). In ratifying such transactions, the Board of Directors considers, among other things, the potential impact of the transaction on the independence of the affected Board member.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s executive officers and directors, and persons who own more than 10% of any registered class of the Company’s equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Executive officers, directors and greater than 10% stockholders are required by regulation to furnish the Company with copies of all Section 16(a) reports they file.

Based solely on its review of the copies of the reports it has received and written representations provided to the Company from the individuals required to file the reports, the Company believes that each of its executive officers and directors has complied with applicable reporting requirements for transactions in United Financial common stock during the year ended December 31, 2012, except for Form 4s that were filed late by Mr. O’Brien with respect to the acquisition of shares in November 2012.

Stockholder Proposals and Nominations

To be eligible for inclusion in the proxy materials for next year’s annual meeting of stockholders, any stockholder proposal to take action at such meeting must be received at the Company’s executive office, 95 Elm Street, West Springfield, Massachusetts 01089, no later than November 18, 2013. Any such proposals shall be subject to the requirements of the proxy rules adopted under the Securities Exchange Act of 1934. If next year’s annual meeting is held on a date more than 30 calendar days from April 18, 2014, a stockholder proposal must be received by a reasonable time before the Company begins to print and mail its proxy solicitation materials. Any stockholder proposals will be subject to the requirements of the proxy rules adopted by the Securities and Exchange Commission.

The Bylaws of the Company provide an advance notice procedure for certain business or nominations to the Board of Directors to be brought before an annual meeting. For a stockholder to properly bring business before this annual meeting or to propose a nominee to the Board, the stockholder must give written notice to the Secretary of the Company not later than the close of business on the 90th day before the date of the annual meeting and not earlier than the close of business on the 120th day before the date of the annual meeting. No adjournment or postponement of a meeting of stockholders shall commence a new period for the giving of notice hereunder.

A stockholder’s notice must set forth (1) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, and in the case of nominations to the Board of Directors, certain information regarding the nominees; (2) the name and address of the stockholder as they appear on the Company’s books and of the beneficial owner, if any, on whose behalf the proposal is made; (3) the number of shares of capital stock of the Company that are owned beneficially or of record by the stockholder and the beneficial owner; (4) a description of all arrangements or understandings between the stockholder and any other person or persons (including their names) in connection with the proposal of such business by the stockholder and any material interest of the stockholder in such business; and (5) a representation that the stockholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting. Nothing in this paragraph shall be deemed to require the Company to include in its proxy statement any stockholder proposal that does not meet all of the requirements for inclusion established by the Securities and Exchange Commission in effect at the time such proposal is received.

Miscellaneous

The Company will pay the cost of this proxy solicitation. Proxies also may be solicited personally or by mail or telephone by the Company’s directors, officers and employees. None of these persons will receive additional compensation for these activities. The Company also will request persons, firms and corporations holding shares in their names, or in the names of their nominees that are beneficially owned by others, to send proxy materials to and to obtain proxies from such beneficial owners, and will reimburse such holders for their reasonable expenses in doing so.

z	REVOCABLE PROXY	{
UNITED FINANCIAL BANCORP, INC.
ANNUAL MEETING OF STOCKHOLDERS
APRIL 18, 2013
THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS.

      The undersigned hereby appoints each member of the full Board of Directors, with full powers of substitution in each, to act as attorneys and proxies for the undersigned to vote all shares of common stock of United Financial Bancorp, Inc. that the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held at The Majestic Theater, 131 Elm Street, West Springfield, Massachusetts at 2:00 p.m. (local time) on April 18, 2013, and at any and all adjournments thereof.

	Mark here if you plan to attend the meeting.	☐
	Mark here for address change.	☐

IMPORTANT ANNUAL MEETING INFORMATION		Comments:

    IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON APRIL 18, 2013—THE ANNUAL MEETING PROXY STATEMENT, INCLUDING THE NOTICE OF THE ANNUAL MEETING OF STOCKHOLDERS, AND UNITED FINANCIAL BANCORP, INC.’S 2012 ANNUAL REPORT TO STOCKHOLDERS ARE EACH AVAILABLE ON THE INTERNET AT HTTP://WWW.UBNKPROXYMATERIALS.COM.

FOLD HERE – PLEASE DO NOT DETACH – PLEASE ACT PROMPTLY
PLEASE COMPLETE, DATE, SIGN, AND MAIL THIS PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE

X	PLEASE MARK VOTES AS IN THIS EXAMPLE

		For	With- hold	For All Except		For	Against	Abstain
	1. The election as directors of all nominees listed below each to serve for a three-year term:	☐	☐	☐	2. The ratification of the appointment of Wolf & Company, P.C. as independent registered public accounting firm for the fiscal year ending December 31, 2013.	☐	☐	☐
Michael F. Crowley Carol Moore Cutting Carol A. Leary
						For	Against	Abstain
	INSTRUCTION: To withhold authority to vote for any individual nominee, mark “For All Except” and write that nominee’s name in the space provided below.				3. Advisory vote to approve the compensation of the Company’s named executive officers as disclosed in the proxy statement.	☐	☐	☐

    The Board of Directors recommends a vote “FOR” each of the listed nominees and the proposals set forth in (2) and (3) above.

    THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED “FOR” EACH OF THE NOMINEES AND THE PROPOSALS SET FORTH IN (2) AND (3) ABOVE. IF ANY OTHER BUSINESS IS PRESENTED AT SUCH MEETING, THIS PROXY WILL BE VOTED BY THE ABOVE-NAMED PROXIES IN THEIR BEST JUDGMENT. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE MEETING.

    Should the above signed be present and elect to vote at the annual meeting or at any adjournment thereof and after notification to the Secretary of United Financial Bancorp, Inc. at the annual meeting of the stockholder’s decision to terminate this proxy, then the power of said attorneys and proxies shall be deemed terminated and of no further force and effect.

	Please be sure to date and sign this proxy card in the box below.	Date			The above signed acknowledges receipt from United Financial Bancorp, Inc. prior to the execution of this proxy of a notice of the annual meeting, annual report and a proxy statement.
Sign above Co-holder (if any) sign above

Please sign exactly as your name appears on this card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder should sign.

x							6376	y

United Financial Bancorp, Inc.

To:	Participants in the United Bank Employee Stock Ownership Plan

In accordance with the terms of the United Bank Employee Stock Ownership Plan (the “ESOP”), enclosed with this letter is a blue voting instruction card that is being provided to you to convey your voting instructions to First Bankers Trust Services, Inc. (the “ESOP Trustee”) on the proposals to be presented at the Annual Meeting of Stockholders of United Financial Bancorp, Inc. (the “Company”) on April 18, 2013 (the “Annual Meeting”). Also enclosed is a Notice and Proxy Statement for the Annual Meeting and a copy of the Company’s Annual Report to Stockholders.

As an ESOP participant, you are entitled to vote all shares of Company common stock allocated to your ESOP account as of March 4, 2013, the record date for the Annual Meeting.

To direct the voting of shares of Company common stock allocated to your ESOP account you must complete, sign, date and return the enclosed Vote Instruction Card to Registrar and Transfer Company no later than 5:00 p.m. Eastern Time on April 11, 2013. Registrar and Transfer Company has been engaged by United Bank (the “Bank”) to tabulate the ESOP participant voting instructions for the Annual Meeting. Once tabulated, Registrar and Transfer Company will provide the results to the ESOP Trustee who will vote the shares of Company common stock on your behalf. All allocated shares of Company common stock will be voted as directed by participants, so long as participant instructions are received by Registrar and Transfer Company on or before April 11, 2013. If you do not direct the ESOP Trustee as to how to vote the shares of Company common stock allocated to your ESOP account or your instructions are not received by April 11, 2013, the ESOP Trustee will vote your shares in a manner calculated to most accurately reflect the instructions it receives from other participants, subject to its fiduciary duties. The ESOP Trustee will vote all unallocated shares held in the ESOP Trust in the same proportion as shares for which it has received timely voting instructions.

Your voting instructions will not be revealed, directly or indirectly, to any employee or director of the Company or the Bank. If you hold shares outside of a Bank-sponsored plan you will receive separate proxy cards for those shares of Company common stock. Please vote all of the proxy cards and/or voting instruction cards you receive from the Company.

VOTE INSTRUCTION CARD UNITED FINANCIAL BANCORP, INC.

ANNUAL MEETING OF STOCKHOLDERS

APRIL 18, 2013

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS.

The undersigned hereby directs the ESOP Trustee to vote all shares of common stock of United Financial Bancorp, Inc. at the Annual Meeting of Stockholders of United Financial Bancorp, Inc. to be held at the Majestic Theater, 131 Elm Street, West Springfield, Massachusetts at 2:00 p.m. (local time) on April 18, 2013, and at any and all adjournments thereof. The ESOP Trustee is authorized to cast all votes with respect to the shares in my account as follows:

	Mark here if you plan to attend the meeting.	☐
	Mark here for address change.	☐

IMPORTANT ANNUAL MEETING INFORMATION

Comments:

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON APRIL 18, 2013—THE ANNUAL MEETING PROXY STATEMENT, INCLUDING THE NOTICE OF THE ANNUAL MEETING OF STOCKHOLDERS, AND UNITED FINANCIAL BANCORP, INC.’S 2012 ANNUAL REPORT TO STOCKHOLDERS ARE EACH AVAILABLE ON THE INTERNET AT HTTP://WWW.UBNKPROXYMATERIALS.COM.

FOLD HERE – PLEASE DO NOT DETACH – PLEASE ACT PROMPTLY

PLEASE COMPLETE, DATE, SIGN, AND MAIL THIS PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE

TO BE RECEIVED NO LATER THAN 5:00 P.M. ON APRIL 11, 2013.

☒	PLEASE MARK VOTES AS IN THIS EXAMPLE

	For	With- hold	For All Except			For	Against	Abstain
1. The election as directors of all nominees listed below each to serve for a three-year term:	☐	☐	☐	E S O P	2. The ratification of the appointment of Wolf & Company, P.C. as independent registered public accounting firm for the fiscal year ending December 31, 2013.	☐	☐	☐
Michael F. Crowley Carol Moore Cutting	Carol A. Leary

						For	Against	Abstain
INSTRUCTION: To withhold authority to vote for any individual nominee, mark “For All Except” and write that nominee’s name in the space provided below.					3. Advisory vote to approve the compensation of the Company’s named executive officers as disclosed in the proxy statement.	☐	☐	☐

The Board of Directors recommends a vote “FOR” each of the listed nominees and the proposals set forth in (2) and (3) above.

This Vote Instruction Card is solicited by the ESOP Trustee. This Vote Instruction Card will be voted as directed, but if no instructions are specified, this Vote Instruction Card will be voted for each of the nominees and the proposals set forth in (2) and (3) above. If any other business is presented at such meeting, this Vote Instruction Card will be voted by the ESOP Trustee in the best interest of participants and beneficiaries of the ESOP. At the present time, the Board of Directors knows of no other business to be presented at the meeting.

The undersigned acknowledges receipt from us prior to execution of this Vote Instruction Card of a notice of the annual meeting, annual report and a proxy statement.

Please be sure to sign and date this	Date
Vote Instruction Card in the box below.

ESOP Participant sign above

7486

United Financial Bancorp, Inc.

To:	Participants in the New England Bank Employees’ Savings & Profit Sharing Plan

    In accordance with the terms of the New England Bank Employees’ Savings & Profit Sharing Plan (the “401(k) Plan”), enclosed with this letter is a green vote instruction card that is being provided to you to convey your voting instructions to Reliance Trust Company (the “401(k) Plan Trustee”) on the proposals to be presented at the Annual Meeting of Stockholders of United Financial Bancorp, Inc. (the “Company”) on April 18, 2013 (the “Annual Meeting”). Also enclosed is a Notice and Proxy Statement for the Annual Meeting and a copy of the Company’s Annual Report to Stockholders.

    As a 401(k) Plan participant, you are entitled to vote all shares of Company common stock credited to your 401(k) Plan account as of March 4, 2013, the record date for the Annual Meeting.

    To direct the voting of shares of Company common stock credited to your 401(k) Plan account you must complete, sign, date and return the enclosed Vote Instruction Card to Registrar and Transfer Company no later than 5:00 p.m. Eastern Time on April 11, 2013. Registrar and Transfer Company has been engaged by the Company to tabulate the 401(k) Plan participant voting instructions for the Annual Meeting. Once tabulated, Registrar and Transfer Company will provide the results to the 401(k) Plan Trustee who will vote the shares of Company common stock on your behalf.

    Your voting instructions will not be revealed, directly or indirectly, to any employee or director of the Company or United Bank (the “Bank”). If you hold shares outside of a Bank-sponsored plan you will receive separate proxy cards for those shares of Company common stock. Please vote all of the proxy cards and/or voting instruction cards you receive from the Company.

z	VOTE INSTRUCTION CARD UNITED FINANCIAL BANCORP, INC.	{

ANNUAL MEETING OF STOCKHOLDERS
APRIL 18, 2013
THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS.

    The undersigned hereby directs the 401(k) Plan Trustee to vote all shares of common stock of United Financial Bancorp, Inc. at the Annual Meeting of Stockholders of United Financial Bancorp, Inc. to be held at the Majestic Theater, 131 Elm Street, West Springfield, Massachusetts at 2:00 p.m. (local time) on April 18, 2013, and at any and all adjournments thereof. The 401(k) Plan Trustee is authorized to cast all votes with respect to the shares in my account as follows:

	Mark here if you plan to attend the meeting.	☐
	Mark here for address change.	☐

IMPORTANT ANNUAL MEETING INFORMATION	Comments:

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON APRIL 18, 2013—THE ANNUAL MEETING PROXY STATEMENT, INCLUDING THE NOTICE OF THE ANNUAL MEETING OF STOCKHOLDERS, AND UNITED FINANCIAL BANCORP, INC.’S 2012 ANNUAL REPORT TO STOCKHOLDERS ARE EACH AVAILABLE ON THE INTERNET AT HTTP://WWW.UBNKPROXYMATERIALS.COM.

FOLD HERE – PLEASE DO NOT DETACH – PLEASE ACT PROMPTLY
PLEASE COMPLETE, DATE, SIGN, AND MAIL THIS PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE
TO BE RECEIVED NO LATER THAN 5:00 P.M. ON APRIL 11, 2013.

X	PLEASE MARK VOTES AS IN THIS EXAMPLE

	For	With- hold	For All Except			For	Against	Abstain
1. The election as directors of all nominees listed below each to serve for a three-year term:	☐	☐	☐	N E	2. The ratification of the appointment of Wolf & Company, P.C. as independent registered public accounting firm for the fiscal year ending December 31, 2013.	☐	☐	☐
Michael F. Crowley Carol Moore Cutting	Carol A. Leary			B
				S		For	Against	Abstain
INSTRUCTION: To withhold authority to vote for any individual nominee, mark “For All Except” and write that nominee’s name in the space provided below.					3. Advisory vote to approve the compensation of the Company’s named executive officers as disclosed in the proxy statement.	☐	☐	☐
4
0 1 (K)

    The Board of Directors recommends a vote “FOR” each of the listed nominees and the proposals set forth in (2) and (3) above.

    This Vote Instruction Card is solicited by the 401(k) Plan Trustee. This Vote Instruction Card will be voted as directed, but if no instructions are specified, this Vote Instruction Card will be voted for each of the nominees and the proposals set forth in (2) and (3) above. If any other business is presented at such meeting, this Vote Instruction Card will be voted by the 401(k) Plan Trustee in the best interest of participants and beneficiaries of the 401(k) Plan. At the present time, the Board of Directors knows of no other business to be presented at the meeting.

    The undersigned acknowledges receipt from us prior to execution of this Vote Instruction Card of a notice of the annual meeting, annual report and a proxy statement.

Please be sure to sign and date this Vote Instruction Card in the box below.		Date
	401(k) Plan Participant sign above

x			7567	y

United Financial Bancorp, Inc.

To:	Participants in the New England Bank Employee Stock Ownership Plan

    In accordance with the terms of the New England Bank Employee Stock Ownership Plan (the “NEBS ESOP”), enclosed with this letter is a yellow vote instruction card that is being provided to you to convey your voting instructions to First Bankers Trust Services, Inc. (the “NEBS ESOP Trustee”) on the proposals to be presented at the Annual Meeting of Stockholders of United Financial Bancorp, Inc. (the “Company”) on April 18, 2013 (the “Annual Meeting”). Also enclosed is a Notice and Proxy Statement for the Annual Meeting and a copy of the Company’s Annual Report to Stockholders.

    As a NEBS ESOP participant, you are entitled to vote all shares of Company common stock allocated to your NEBS ESOP account as of March 4, 2013, the record date for the Annual Meeting.

    To direct the voting of shares of Company common stock allocated to your NEBS ESOP account you must complete, sign, date and return the enclosed Voting Instruction Card to Registrar and Transfer Company no later than 5:00 p.m. Eastern Time on April 11, 2013. Registrar and Transfer Company has been engaged by the Company to tabulate the NEBS ESOP participant voting instructions for the Annual Meeting. Once tabulated, Registrar and Transfer Company will provide the results to the NEBS ESOP Trustee who will vote the shares of Company common stock on your behalf. All allocated shares of Company common stock will be voted as directed by participants, so long as participant instructions are received by Registrar and Transfer Company on or before April 11, 2013. If you do not direct the NEBS ESOP Trustee as to how to vote the shares of Company common stock allocated to your NEBS ESOP account or your instructions are not received by April 11, 2013, the NEBS ESOP Trustee will vote your shares in a manner calculated to most accurately reflect the instructions it receives from other participants, subject to its fiduciary duties. The NEBS ESOP Trustee will vote all unallocated shares held in the NEBS ESOP Trust in the same proportion as shares for which it has received timely voting instructions.

    Your voting instructions will not be revealed, directly or indirectly, to any employee or director of the Company or United Bank (the “Bank”). If you hold shares outside of a Bank-sponsored plan you will receive separate proxy cards for those shares of Company common stock. Please vote all of the proxy cards and/or voting instruction cards you receive from the Company.

z	VOTE INSTRUCTION CARD UNITED FINANCIAL BANCORP, INC.	{

ANNUAL MEETING OF STOCKHOLDERS
APRIL 18, 2013
THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS.

    The undersigned hereby directs the New England Bank ESOP Trustee to vote all shares of common stock of United Financial Bancorp, Inc. at the Annual Meeting of Stockholders of United Financial Bancorp, Inc. to be held at the Majestic Theater, 131 Elm Street, West Springfield, Massachusetts at 2:00 p.m. (local time) on April 18, 2013, and at any and all adjournments thereof. The New England Bank ESOP Trustee is authorized to cast all votes with respect to the shares in my account as follows:

	Mark here if you plan to attend the meeting.	☐
	Mark here for address change.	☐

IMPORTANT ANNUAL MEETING INFORMATION	Comments:

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON APRIL 18, 2013—THE ANNUAL MEETING PROXY STATEMENT, INCLUDING THE NOTICE OF THE ANNUAL MEETING OF STOCKHOLDERS, AND UNITED FINANCIAL BANCORP, INC.’S 2012 ANNUAL REPORT TO STOCKHOLDERS ARE EACH AVAILABLE ON THE INTERNET AT HTTP://WWW.UBNKPROXYMATERIALS.COM.

FOLD HERE – PLEASE DO NOT DETACH – PLEASE ACT PROMPTLY
PLEASE COMPLETE, DATE, SIGN, AND MAIL THIS PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE
TO BE RECEIVED NO LATER THAN 5:00 P.M. ON APRIL 11, 2013.

X	PLEASE MARK VOTES AS IN THIS EXAMPLE

	For	With- hold	For All Except			For	Against	Abstain
1. The election as directors of all nominees listed below each to serve for a three-year term:	☐	☐	☐	N E	2. The ratification of the appointment of Wolf & Company, P.C. as independent registered public accounting firm for the fiscal year ending December 31, 2013.	☐	☐	☐
Michael F. Crowley Carol Moore Cutting	Carol A. Leary			B
				S		For	Against	Abstain
INSTRUCTION: To withhold authority to vote for any individual nominee, mark “For All Except” and write that nominee’s name in the space provided below.					3. Advisory vote to approve the compensation of the Company’s named executive officers as disclosed in the proxy statement.	☐	☐	☐
E
S O P

    The Board of Directors recommends a vote “FOR” each of the listed nominees and the proposals set forth in (2) and (3) above.

    This Vote Instruction Card is solicited by the New England Bank ESOP Trustee. This Vote Instruction Card will be voted as directed, but if no instructions are specified, this Vote Instruction Card will be voted for each of the nominees and the proposals set forth in (2) and (3) above. If any other business is presented at such meeting, this Vote Instruction Card will be voted by the ESOP Trustee in the best interest of participants and beneficiaries of the ESOP. At the present time, the Board of Directors knows of no other business to be presented at the meeting.

    The undersigned acknowledges receipt from us prior to execution of this Vote Instruction Card of a notice of the annual meeting annual report and a proxy statement.

Please be sure to sign and date this Vote Instruction Card in the box below.		Date
	ESOP Participant sign above

x			7609	y